________________________________________________________________________________
                                                                     Exhibit 2.1





                            ASSET PURCHASE AGREEMENT

                                 by and between

                                THE EGGO COMPANY

                                      and

                               AURORA FOODS INC.

                          ____________________________

                         Dated as of September 24, 1999

                          ____________________________






________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                                   Page
1.   Definitions; Purchase and Sale of Assets; Assumption of Liabilities.........    1
     -------------------------------------------------------------------
     (a)    Certain Definitions..................................................    1
            -------------------
     (b)    Purchase and Sale of Assets..........................................    2
            ---------------------------
     (c)    Excluded Assets......................................................    4
            ---------------
     (d)    Assumed Liabilities..................................................    5
            -------------------
     (e)    Excluded Liabilities.................................................    6
            --------------------
     (f)    Purchase Price.......................................................    7
            --------------
     (g)    Allocation of Purchase Price.........................................    7
            ----------------------------

2.   Closing; Purchase Price Adjustment; Property Expense Apportionment..........    8
     ------------------------------------------------------------------
     (a)    Closing..............................................................    8
            -------
     (b)    Purchase Price Adjustment............................................   10
            -------------------------
     (c)    Property Expense Apportionment.......................................   12
            ------------------------------

3.   Conditions to Closing.......................................................   13
     ---------------------
     (a)    Buyer's Obligation...................................................   13
            ------------------
     (b)    Seller's Obligation..................................................   14
            -------------------

4.   Representations and Warranties of Seller....................................   15
     ----------------------------------------
     (a)    Authority; Binding Effect; No Conflicts..............................   15
            ---------------------------------------
     (b)    Financial Schedules..................................................   16
            -------------------
     (c)    Title to Tangible Assets Other than Real Property Interests..........   16
            -----------------------------------------------------------
     (d)    Title to Real Property...............................................   17
            ----------------------
     (e)    Condition of Assets..................................................   17
            -------------------
     (h)    Litigation; Decrees..................................................   20
            -------------------
     (i)    Absence of Changes or Events.........................................   20
            ----------------------------
     (j)    Compliance with Applicable Laws......................................   21
            -------------------------------
     (k)    Environmental Laws...................................................   21
            ------------------
     (l)    Permits..............................................................   22
            -------
     (m)    Asset Sufficiency....................................................   22
            -----------------
     (n)    Inventory............................................................   22
            ---------
     (o)    Insurance............................................................   22
            ---------
     (p)    Labor Matters........................................................   23
            -------------
     (q)    ERISA................................................................   23
            -----
     (r)    Recipes; Ingredients.................................................   23
            --------------------
     (s)    Brokers..............................................................   23
            -------

5.   Covenants of Seller.........................................................   23
     -------------------
     (a)    Access...............................................................   23
            ------
     (b)    Ordinary Conduct.....................................................   23
            ----------------
     (c)    Confidentiality......................................................   24
            ---------------
     (d)    Covenant Not To Compete..............................................   24
            -----------------------

     (e)    Nonsolicitation....................................................    24
            ---------------
     (f)    No Shop............................................................    25
            -------
     (g)    Delivery of Financial Information..................................    25
            ---------------------------------
     (h)    Use of Technology..................................................    25
            -----------------
     (i)    Surveys............................................................    26
            -------
     (j)    West Haven Equipment...............................................    26
            --------------------
     (k)    Customer Deductions................................................    26
            -------------------

6.   Representations and Warranties of Buyer...................................    27
     ---------------------------------------
     (a)    Authority; No Conflicts............................................    27
            -----------------------
     (b)    Actions and Proceedings, etc.......................................    28
            -----------------------------
     (c)    Availability of Funds..............................................    28
            ---------------------
     (d)    Brokers............................................................    28
            -------

7.   Covenants of Buyer........................................................    28
     ------------------
     (a)    Confidentiality....................................................    28
            ---------------
     (b)    Accounts Receivables...............................................    29
            --------------------
     (c)    Customer Deductions................................................    29
            -------------------
     (d)    Customer and Supplier Notification.................................    29
            ----------------------------------
     (e)    Use of Seller's Name or Reputation/Packaging Materials.............    30
            ------------------------------------------------------

8.   Mutual Covenants..........................................................    30
     ----------------
     (a)    Consents...........................................................    30
            --------
     (b)    Cooperation........................................................    30
            -----------
     (c)    Publicity..........................................................    31
            ---------
     (d)    Best Efforts.......................................................    31
            ------------
     (e)    HSR Act Compliance.................................................    31
            ------------------
     (f)    Sales and Transfer Taxes...........................................    31
            ------------------------
     (g)    Delivery of Books and Records, etc.................................    32
            -----------------------------------
     (h)    Transition of Business.............................................    32
            ----------------------
     (i)    Tax Controversies..................................................    33
            -----------------
     (j)    Employees..........................................................    33
            ---------

9.   Further Assurances........................................................    36
     ------------------

10.  Indemnification...........................................................    36
     ---------------
     (a)    Indemnification by Seller..........................................    36
            -------------------------
     (b)    Indemnification by Buyer...........................................    37
            ------------------------
     (c)    Limitations on Indemnity...........................................    37
            ------------------------
     (d)    Exclusive Remedy...................................................    37
            ----------------
     (e)    Termination of Indemnification.....................................    37
            ------------------------------
     (f)    Procedures Relating to Indemnification.............................    38
            --------------------------------------

11.  Assignment................................................................    40
     ----------

12.  No Third-Party Beneficiaries..............................................    40
     ----------------------------

                                     (ii)

     13.  Termination...........................................................   40
          -----------
     14.  Survival of Representations; No Other Representations.................   41
          -----------------------------------------------------
     15.  Expenses..............................................................   42
          --------
     16.  Amendment and Waiver..................................................   42
          --------------------
     17.  Notices...............................................................   42
          -------
     18.  Interpretation........................................................   43
          --------------
     19.  No Strict Construction................................................   43
          ----------------------
     20.  Counterparts..........................................................   43
          ------------
     21.  Entire Agreement......................................................   43
          ----------------
     22.  Schedules.............................................................   44
          ---------
     23.  Severability..........................................................   44
          ------------
     24.  Bulk Transfer Laws....................................................   44
          ------------------
     25.  Governing Law.........................................................   44
          -------------
     26.  Exhibits and Schedules................................................   44
          ----------------------
     27.  Assignment; Guarantee.................................................   44
          ---------------------

                                     (iii)

                             LIST OF DEFINED TERMS

                                                                           Page
                                                                           ----
Accounting Firm............................................................  11
Adjustment Date............................................................  12
Agreement..................................................................   1
Applicable Rate............................................................  11
Assets.....................................................................   2
Assumed Liabilities........................................................   5
Books and Records..........................................................   3
Business...................................................................   1
Business Contracts.........................................................   2
Buyer......................................................................   1
CBA........................................................................   5
CERCLA.....................................................................  22
Closing....................................................................   8
Closing Date...............................................................   8
Closing Statement..........................................................  10
Code.......................................................................   8
Commitment Letter..........................................................  28
Confidentiality Agreement..................................................  28
Contract...................................................................   1
EBITDA.....................................................................  16
Environmental Laws.........................................................  22
Environmental Reports......................................................  21
Equipment..................................................................   2
equitable manner...........................................................  12
Estimated Final Purchase Price.............................................   8
Excluded Assets............................................................   4
Excluded Business..........................................................   1
Excluded Contracts.........................................................   4
Excluded Liabilities.......................................................   6
Existing Permits...........................................................  22
File Plan..................................................................  32
Final Purchase Price.......................................................  11
Financial Schedules........................................................  16
GAAP.......................................................................  10
Governmental or Regulatory Authority.......................................   1
HSR Act....................................................................  13
Indemnified Party..........................................................  38
Information................................................................  24
Initial Purchase Price.....................................................   7
Initial Statement..........................................................  16
Intellectual Property......................................................   3

Inventory..................................................................  2
knowledge..................................................................  2
Laws.......................................................................  1
Leased Property............................................................ 17
Liens......................................................................  1
Material Adverse Effect.................................................... 13
Notice of Disagreement..................................................... 10
Order......................................................................  1
Other Intellectual Property................................................ 18
Owned Property.............................................................  3
Permits.................................................................... 22
Permitted Liens............................................................ 17
Person.....................................................................  2
Policies................................................................... 13
Policy..................................................................... 13
Products...................................................................  2
Properties................................................................. 17
Property................................................................... 17
Prorated Amounts........................................................... 12
Purchase Orders............................................................  3
RCRA....................................................................... 22
Restricted Assets.......................................................... 10
Restricted Business........................................................ 24
Seller.....................................................................  1
Seller Information......................................................... 29
Surveys.................................................................... 26
Taxes......................................................................  2
Third Party Claim.......................................................... 38
Title Company.............................................................. 13
Union......................................................................  5

                                     (ii)

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of September 24,
                                          ---------
1999, by and between AURORA FOODS INC., a Delaware corporation, ("Buyer"), and
                                                                  -----
THE EGGO COMPANY, a Delaware corporation ("Seller");
                                           ------

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Seller desires to sell all of the Assets, and Buyer desires to purchase the Assets and to assume all of the Assumed Liabilities, upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.  Definitions; Purchase and Sale of Assets; Assumption of
              -------------------------------------------------------
          Liabilities.
          -----------


          (a)  Certain Definitions.  As used in this Agreement (including the
               -------------------
Schedules and Exhibits hereto), the following definitions shall apply:

            (i) "Business" shall mean the business currently conducted by Seller
                 --------
     and its affiliates relating to the manufacture, packaging, marketing, distribution and/or sale of the Products in the United States and Canada.

           (ii) "Excluded Business" shall mean any business currently or
                 -----------------
     hereafter conducted by Seller, its affiliates and/or their licensees other than the Business.

          (iii) "Contract" means any agreement, lease, license, evidence of
                 --------
     indebtedness, mortgage, indenture, security agreement or other legally binding arrangement, whether oral or written.

           (iv) "Governmental or Regulatory Authority" means any court,
                 ------------------------------------
     tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

            (v) "Laws" means all laws, statutes, rules, regulations, ordinances
                 ----
     and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

           (vi) "Liens" means any mortgage, pledge, assessment, security
                 -----
     interest, lease, lien, adverse claim, levy, charge, restriction or other encumbrance of any kind.

          (vii) "Order" means any judgment, decree, injunction or similar order
                 -----
     of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         (viii) The term "knowledge," when used in the phrase "to the
                          ---------                            ------
     knowledge of Seller," shall mean, and shall be limited to, the actual
     -------------------
     knowledge of the officers and employees of Seller listed in Schedule
                                                                 --------
     1(a)(viii) attached hereto.
     ----------

           (ix) "Person" shall mean any individual, corporation, partnership,
                 ------
     limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm or other entity, or a government or any political subdivision or agency, department or instrumentality thereof.

            (x) "Products" shall mean frozen, refrigerated and fresh bagels.
                 --------

           (xi) "Taxes" shall mean any federal, state, local, foreign or other
                 -----
     taxes, including income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items).

          (b)  Purchase and Sale of Assets.  On the terms and subject to the
               ---------------------------
conditions of this Agreement, Seller will sell, transfer, convey, assign and deliver to Buyer, and Buyer will purchase and pay for, at the Closing, all of Seller's right, title and interest in, to and under the following assets, properties and rights of Seller used in connection with the Business, except as otherwise provided in Section 1(c), as the same shall exist on the Closing Date
                      ------------
(collectively, the "Assets"):
                    ------

            (i) all (A) inventories of raw materials, packaging materials, work in process and stores inventory (equipment replacement parts) located at the Properties, (B) inventories of raw materials, packaging materials and work in process located at the West Haven, New Haven and Island Lane facilities and (C) finished Products, in the case of each of (B) or (C) that are used exclusively in the conduct of the Business (the "Inventory");
                                                                    ---------
           (ii) (A) all machinery, equipment, furniture, fixtures, supplies and other tangible assets (other than the items excluded pursuant to Section
                                                                      -------
     1(c)) located on the Properties, (B) all such assets customarily located on
     ----
     the Properties which are temporarily located off-premises for repair, (C) the machinery and equipment used exclusively in the manufacture of bagellettes located at the West Haven, Connecticut facility and (D) all vehicles, in each case used exclusively in the conduct of the Business (the "Equipment");
      ---------

          (iii) all Contracts (including leases for both real and personal property), (A) that are listed or described on Schedule 1(b)(iii) attached
                                                    ------------------
     hereto and (B) if not so listed or described and if not Excluded Contracts (as defined in Section 1(c)), which are utilized exclusively in the conduct of the Business (collectively, the "Business Contracts"), and all
                                         ------------------
     commitments and orders for the purchase and sale of goods and equipment (including Inventory and supplies) and services (including advertising, maintenance and other incidental services) to the extent relating exclusively to the Business (collectively, the "Purchase Orders");
                         ---------------

           (iv) (A) all patents, copyrights, trademarks, trade names and service marks, and any applications and registrations therefor, used exclusively in the conduct of the Business, including those that are listed or described on Schedule 1(b)(iv) attached hereto, and any rights, benefits and
        -----------------
     privileges pertaining thereto, all goodwill associated therewith and all rights to causes of action or remedies related thereto, including the right to sue for past infringement, (B) all existing trade secrets, know-how, recipes, product formulations, processing procedures and finished product specifications, marketing and sales plans, market information, product development information, title reports, title policies, engineering and environmental studies, technical data, work standards and manufacturing, assembling and process information, designs, processes, operating manuals, operating data and plans, engineering drawings, working drawings, schematics, blueprints, flowsheets and models, and waste disposal records and other confidential information and all other intangible property relating exclusively to the Business or to pretzels or Bagel Toppers (including product concepts and prototypes) and (C) a non-exclusive grant of recipes used but not used exclusively in the conduct of the Business (collectively, the "Intellectual Property");
                         ---------------------

            (v) all computer software and hardware listed or described on
     Schedule 1(b)(v) attached hereto;
     ----------------

           (vi) subject to Section 8(g), all existing sales and promotional
                           ------------
     materials, point-of-sale materials and advertising copy used by Seller exclusively in the conduct of the Business, all existing customer and vendor lists and price lists to the extent relating exclusively to the Business and, subject to Section 2(a)(iii), all archival materials relating
                              -----------------
     exclusively to the Products;

          (vii) the real property listed or described on Schedule 1(b)(vii)
                                                         ------------------
     attached hereto (Mattoon, Illinois and West Seneca, New York) (collectively, the "Owned Property"), together with all buildings, fixtures
                         --------------
     and improvements located thereon, and all privileges and easements appurtenant thereto, and all right, title and interest of Seller in the leasehold improvements and fixtures located on the Leased Property;

         (viii) to the extent transferable, all Universal Product Codes relating exclusively to the Products and any permits or licenses issued by any Governmental or Regulatory Authority that are used exclusively in the Business;

           (ix) all goodwill relating exclusively to the Products and the Business;

            (x) subject Section 8(g), all books and records relating exclusively
                        ------------
     to the Business, including books of account, accounting records and inventory records (the "Books and Records");
                             -----------------

           (xi) all prepaid expenses relating exclusively to the Business; and

          (xii) all other assets, properties and rights of Seller used exclusively in connection with the Business.

          (c)  Excluded Assets.  The Assets shall not include any assets other
               ---------------
than the assets specifically contemplated in Section 1(b), and,
                                             ------------
notwithstanding Section 1(b), shall expressly exclude the following
                ------------
(collectively, the "Excluded Assets"):
                    ---------------

            (i) all accounts and notes receivable arising out of sales occurring in the conduct of the Business prior to the Closing Date (including intercompany receivables);

           (ii) all cash and cash equivalents of Seller;

          (iii) all insurance policies and claims thereunder of Seller, Seller's claims for and rights to receive Tax refunds relating to the Business, all of Seller's Tax returns relating to the Business and any notes, worksheets, files or documents relating thereto, and any legal files or other documents covered by an evidentiary privilege that are not related to the Assumed Liabilities;

           (iv) all books, documents, records and files prepared in connection with or relating to the transactions contemplated by this Agreement, including bids received from other parties and analyses relating to the Assets, the Assumed Liabilities and the Business (other than confidentiality agreements entered into by Seller in connection with the transactions contemplated by this Agreement, which shall be assigned to Buyer pursuant to this Agreement);

            (v) all of Seller's rights under or pursuant to this Agreement and the other agreements between Buyer and Seller contemplated hereby;

           (vi) all minute books and stockholder and stock transfer records and similar corporate records of Seller;

          (vii) the trademarks "EGGO" and "Kellogg's" and all logos, designs and goodwill associated therewith;

         (viii) all computer software and hardware, computer systems and electronic mail applications relating to the Business, other than the computer software and hardware specifically described in Section 1(b)(v);
                                                              ---------------

           (ix) any assets held directly or indirectly, in trust or otherwise, for the purpose of paying current or future benefits to or with respect to any current or former employee of Seller;

            (x) all rights under (A) any Contracts (other than Purchase Orders) relating exclusively to the ownership and operation of any facilities other than the Owned Real Property, (B) any Contracts exclusively related to any employees who are not Transferred Employees, and (C) any employee benefit plan of seller or its affiliates (the "Excluded Contracts"); and
                                            ------------------

           (xi) the assets listed or described on Schedule 1(c)(xi) attached
                                                  -----------------
     hereto and any other assets which are not used exclusively in connection with the Business (together with any and all claims relating to any of the foregoing described in this Section 1(c)).
                                 ------------

          (d)  Assumed Liabilities.  Buyer shall assume on the Closing Date and
               -------------------
shall pay, perform and discharge when due only the following obligations and liabilities of Seller arising in connection with the operation of the Business, of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, (collectively, together with all other obligations and liabilities of Seller assumed by Buyer pursuant to this Agreement and the Schedules hereto, the "Assumed Liabilities"):
                                                 -------------------

            (i) all obligations and liabilities of Seller attributable to periods commencing on or after the Closing Date under the Business Contracts (A) listed in Schedule 1(b)(iii), (B) which are not listed in
                             ------------------
     Schedule 1(b)(iii) and were entered into by Seller in the ordinary course
     ------------------
     of business consistent with past practice and (C) which are entered into by Seller in the ordinary course of business consistent with past practice between the date hereof and the Closing Date and not in violation of the provisions of this Agreement;

           (ii) all obligations, liabilities and commitments in respect of any and all Products manufactured, formulated, marketed, sold or distributed at any time on or after the Closing Date relating exclusively to the Business, and in respect of any Inventory included in the Assets, including product liability and infringement claims, obligations and liabilities arising out of or relating to the activities and operations of third-party contract manufacturers and co-packers;

          (iii) all obligations and liabilities for refunds, advertising, trade promotion and trade allowance programs, consumer promotions (including free-standing inserts and other forms of coupons), adjustments, exchanges, returns and warranty, merchantability and other claims and all pending claims and litigation relating to any of the foregoing obligations and liabilities;

           (iv) all liabilities included in Working Capital (as defined in

     Section 2(b) hereof), including but not limited to all obligations and
     ------------
     liabilities for refunds, advertising, trade promotion and trade allowance programs (excluding foodservice promotions), consumer promotions (including free standing inserts and other forms of coupons), adjustments, exchanges, returns and all obligations and liabilities related to accrued payroll and vacation for Transferred Employees;

            (v) all obligations and liabilities of Seller under Purchase Orders that are outstanding as of the Closing Date;

           (vi) all obligations and all liabilities of Seller assumed by Buyer pursuant to Section 8(j);

          (vii) all obligations and liabilities under the Collective Bargaining Agreement between Seller and the Confectionery Tobacco Worker's Union (the "Union") relating to the West Seneca, N.Y. facility (the "CBA");
      -----                                                    ---

         (viii) Subject to the Seller's indemnity obligations under Section 10(g) hereof, all obligations and liabilities of the Seller whether derived from the liability of prior owners, occupants and operators of the Owned Property and the Leased Property or otherwise, relating to Environmental Conditions or actual or potential violations of Environmental Law on or at the Leased Property and the Owned Property; and

           (ix) all other obligations and liabilities exclusively relating to the Business or the Assets which are attributable to periods on or after the Closing Date.

          Notwithstanding anything to the contrary in this Agreement, Buyer shall not assume any liabilities or obligations of Seller other than the Assumed Liabilities and nothing herein shall be construed as imposing any liability or obligation upon Buyer other than those specifically provided for herein.

          Buyer's obligations under this Section 1(d) shall not be subject to
                                         ------------
offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any agreement or document delivered in connection herewith or any right or alleged right to indemnification hereunder.

          (e)  Excluded Liabilities.  Except for the Assumed Liabilities and as
               --------------------
otherwise specifically provided in this Agreement and the Schedules hereto, Buyer shall not assume any obligations or liabilities of Seller, including the following (the obligations and liabilities of Seller not specifically assumed by Buyer being referred to collectively herein as the "Excluded Liabilities"):
                                                    --------------------

            (i) any of Seller's obligations or liabilities under this Agreement and the other agreements with Buyer contemplated hereby;

           (ii) any of Seller's obligations or liabilities (or expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the other agreements contemplated hereby or the consummation (or preparation for the consummation) of the transactions contemplated hereby and thereby (including in connection with the solicitation or receipt of bids from other Persons), including attorneys' and accountants' fees;

          (iii) any of Seller's obligations or liabilities with respect to Taxes (except Taxes specifically allocated to, prorated to or assumed by Buyer under this Agreement);

           (iv) any of Seller's obligations and liabilities relating to businesses conducted by Seller other than the Business;

            (v) any intercompany debt, settlement or other liability or obligation between the Business and Seller or any affiliate of Seller;

           (vi) any obligations and liabilities of Seller not assumed by Buyer pursuant to Section 8(j);
                 ------------

          (vii) any liability or obligation relating to, resulting from or arising out of claims based on Products manufactured and sold prior to the Closing Date;

         (viii) any of Seller's obligations and liabilities under any collective bargaining agreement (other than the CBA), non-competition or consulting agreement (other than such obligations and liabilities under any Business Contract);

           (ix) any liability or obligation relating to any indebtedness for borrowed money owed by Seller to any third party or any guarantee by Seller in favor of any third party;

            (x) any liability arising out of activities undertaken by, or omissions of, Seller on and subsequent to the Closing Date;

           (xi) any liabilities arising out of the Excluded Assets;

          (xii) any suit, action or other legal proceeding pending or, to Seller's knowledge, threatened in writing against the Business or the Assets attributable to periods prior to the Closing Date and which do not arise out of an Assumed Liability;

         (xiii) any liability or obligation arising out of the Excluded
     Contracts;

          (xiv) all obligations of Seller with respect to accounts payable arising in the conduct of the Business attributable to periods prior to the Closing Date; and

           (xv) any other liabilities or obligations which are not exclusively related to the Business (together with any and all claims relating to any of the foregoing described in this Section 1(e)) and which do not arise out of an Assumed Liability.

          (f)  Purchase Price.  The aggregate purchase price for the Assets and
               --------------
for the covenant of Seller contained in Section 5(d) is $275,000,000 (the
                                        ------------
"Initial Purchase Price"), payable in immediately available United States funds
 ----------------------
at the Closing in the manner provided in Section 2(a). The Initial Purchase
                                         ------------
Price shall be subject to adjustment as set forth in Section 2(b).
                                                     ------------

          (g)  Allocation of Purchase Price.  As promptly as practicable
               ----------------------------
following the date hereof, but in any event before five (5) business days prior to the Closing Date, Buyer shall deliver to Seller copies of all appraisals of the Assets prepared for Buyer and Buyer's reasonable, good faith determination of the fair market value of the Assets, which determination shall be made in accordance with applicable tax laws and shall be subject to Seller's consent (which consent shall not be unreasonably withheld or delayed). Buyer and Seller shall then set forth the mutually agreed upon determination on Schedule 1(g)
                                                               -------------
attached hereto. For tax purposes, the Final Purchase Price and Assumed (noncontingent) Liabilities shall be allocated among the Assets based upon such determination of fair market value set forth on Schedule 1(g), as adjusted to
                                                -------------
reflect any changes that have given rise to an adjustment to the Initial Purchase Price pursuant to Section 2(b), and in accordance with Section 1060 of
                           ------------
the Code. Neither Buyer nor Seller, nor any of their respective affiliates, shall take any position for income tax purposes which is inconsistent with the allocation of the Final Purchase Price and Assumed (noncontingent)

Liabilities unless required to do so by applicable law. The parties shall exchange drafts of any information returns required by Section 1060 of the Code and any similar state statute at least 60 days prior to filing such returns and shall discuss in good faith any modifications suggested by the receiving party. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation. For purposes of this Agreement, the term "Code" shall mean the Internal Revenue Code of 1986, as
                     ----
amended, and any reference to any particular Code provision shall be interpreted to include any revision of or successor to such provision regardless of how numbered or classified.

          2.  Closing; Purchase Price Adjustment; Property Expense
              ----------------------------------------------------
          Apportionment.
          -------------

          (a)  Closing.  The closing (the "Closing") of the purchase and sale of
               -------                     -------
the Assets and the assumption of the Assumed Liabilities shall be held at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005 at 10:00 a.m., local time, on November 1, 1999, or, if the conditions to Closing set forth in Sections 3(a)(iii) and 3(b)(iii) shall not
                                   ------------------     ---------
have been satisfied or waived by such date, on the date that is three business days following satisfaction or waiver of such conditions, provided, however,
                                                          --------  -------
that if any other conditions to Closing set forth in Section 3(a) or 3(b) cannot be satisfied or waived then as soon thereafter as such conditions are satisfied or waived. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date". The effective time of the Closing shall be the opening of
        ------------
business on the Closing Date.

          (i) At the Closing, subject to and on the terms and conditions set forth in this Agreement, Buyer shall deliver to Seller (A) by wire transfer to a bank account designated in writing by Seller at least two business days prior to the Closing Date, immediately available funds in an amount equal to the Initial Purchase Price, plus or minus an estimate, prepared in good faith by Seller and delivered to Buyer at least three business days prior to the Closing Date, of any adjustment to the Initial Purchase Price required pursuant to Section 2(b) (the Initial Purchase Price, plus or minus any estimated adjustments thereto, being referred to herein as the "Estimated Final Purchase Price"), (B) instruments of assumption in form
     -------------------------------
     and substance reasonably satisfactory to Seller and its counsel evidencing and effecting the assumption by Buyer of the Assumed Liabilities (it being understood, however, that such instruments shall not require Buyer or any other Person to make any additional representations, warranties or covenants, express or implied, not contained in this Agreement) and such other documents as are specifically required by this Agreement, (C) certified copies of resolutions duly adopted by Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, (D) certified copies of Buyer's certificate of incorporation and bylaws, (E) a certificate of the Secretary or an Assistant Secretary of Buyer as to the incumbency of the officer(s) of Buyer (who shall not be such Secretary or Assistant Secretary) executing this Agreement or the Transition Services Agreement, (F) a short-form certificate of good standing of Buyer, certified by the Secretary of State of Buyer's state of incorporation as of a reasonably recent date and (G) an opinion of counsel to Buyer, in form and substance reasonably satisfactory to Seller.

          (ii) At the Closing, subject to and on the terms and conditions set forth in this Agreement, Seller shall deliver or cause to be delivered to Buyer (A) such appropriately executed instruments of sale, assignment, transfer and conveyance (including assignments of all trademarks and patents included in the Intellectual Property) in form and substance reasonably satisfactory to Buyer and its counsel evidencing and effecting the sale and transfer to Buyer of the Assets (it being understood, however, that such instruments shall not require Seller or any other Person to make any additional representations, warranties or covenants, express or implied, not contained in this Agreement), (B) an executed copy of the Transition Services Agreement, (C) certified copies of resolutions duly adopted by Seller's board of directors and, if required, its sole stockholder, authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, (D) certified copies of Seller's certificate of incorporation and bylaws, (E) a certificate of the Secretary or an Assistant Secretary of Seller as to the incumbency of the officer(s) of Seller (who shall not be such Secretary or Assistant Secretary) executing this Agreement or the Transition Services Agreement, (F) a short-form certificate of good standing of Seller, certified by the Secretary of State of the State of Delaware as of a reasonably recent date and (G) an opinion of counsel to Seller, in form and substance reasonably satisfactory to Buyer, with respect to due authorization, execution and legal validity and enforceability of this Agreement and the Transition Services Agreement. With respect to the Owned Property included in the Assets, such instruments to be delivered at the Closing shall consist of deeds with warranties or covenants against grantor's acts, substantially in the forms set forth on Schedule 2(a)(ii)
                                                             -----------------
     attached hereto.

          (iii) Certain of the Assets may be in the possession of third parties on the Closing Date. Seller shall transfer possession to Buyer of all material Assets (other than the bagellette line) on or prior to the Closing Date and Seller shall use its reasonable best efforts to transfer possession of all other Assets. Prior to the Closing, Seller and Buyer shall agree on reasonable procedures and a timetable to transfer possession of all other Assets to Buyer as soon as practicable after the Closing Date, and Seller shall use best efforts to assist Buyer in connection with the transfer thereof; provided, however, that such best efforts shall not
                       --------  -------
     include any requirement of Seller or any of its affiliates to commence any litigation or offer or grant any accommodation (financial or otherwise) to any Person. Notwithstanding the foregoing, title and risk of loss with respect to all of the Assets shall pass from Seller to Buyer at the Closing Date.

          (iv) As of the Closing Date there may be located on the Owned Property and the Leased Property certain Excluded Assets. Prior to the Closing, Seller and Buyer shall agree on reasonable procedures and timetable to transfer such Excluded Assets to Seller at such location or locations as shall be determined by Seller, it being understood that the cost of transferring such Excluded Assets shall be borne by Seller and that such transfers shall be completed within six months after the Closing Date. After the Closing, Buyer shall grant Seller and its representatives reasonable access to the Owned Property and the Leased Property, during normal business hours and upon reasonable notice, in order to permit Seller and its representatives to remove such Excluded Assets and to take such other necessary or appropriate action with respect thereto as Seller may reasonably determine. Buyer shall have the right to assist Seller in disassembling and crating such Excluded Assets prior to their removal. Seller shall, at its expense, repair any damage to the Owned Property or the Leased Property or to any Assets located thereat caused by the removal of any Excluded Assets, including floor holes, and shall reimburse Buyer for reasonable out-of-pocket expenses, including labor, incurred by Buyer and for Losses to Buyer caused specifically by disruption to Buyer's production at any Owned Property or Leased Property due to the removal of any Excluded Assets. If Seller fails to remove any Excluded Assets from the Owned Property or the Leased Property within six months after the Closing Date, Buyer may, at Seller's expense and risk, arrange for such removal and shipment to Seller, or, if Seller refuses to accept the Excluded Assets, Buyer may, at Seller's expense and risk, arrange for the removal and scrapping of the Excluded Assets.

          (v) Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to transfer from Seller to Buyer any Contract, permit or license used exclusively in connection with the Business or any intangible asset or any claim or right, or any benefit arising thereunder or resulting therefrom (collectively, "Restricted
                                                               ----------
     Assets"), if an attempted transfer thereof, without the consent of a third
     ------
     party thereto, would constitute a breach thereof or materially and adversely affect the rights of Seller or Buyer, as the case may be, thereunder. If such consent is not obtained, Seller will cooperate with Buyer without further consideration in any reasonable arrangement designed to provide for Buyer the benefits of or under any such Restricted Asset, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation thereof by such third party.

          (b)  Purchase Price Adjustment.  (i) Within 75 days after the Closing
               -------------------------
Date, Seller shall prepare and deliver to Buyer a statement of Working Capital (as defined below) as of the opening of business on the Closing Date (such statement, in its final and binding form, the "Closing Working Capital
                                               -----------------------
Statement"). The items recorded on the Closing Working Capital Statement shall
---------
have been recorded thereon in all material respects in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied, except
                                           ----
as set forth on Schedule 4(b)(2). During the preparation of the Closing Working
                ----------------
Capital Statement and the period of any dispute with respect thereto, Buyer shall (A) provide Seller and Seller's representatives with reasonable access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents), facilities and employees of the Business, (B) provide Seller as promptly as practicable following the Closing Date (but in no event later than 30 days after the Closing Date) with normal year-end closing financial information for the Business for the period ending as of the opening of business on the Closing Date, and (C) cooperate fully with Seller and Seller's representatives, including the provision on a timely basis of all information necessary or useful in connection with the preparation of the Closing Working Capital Statement. In connection with the preparation of the Closing Working Capital Statement, Seller shall take and prepare a physical count of the Inventory as of the opening of business on the Closing Date. Buyer or its representatives may be present at such count. The Closing Working Capital Statement shall become final and binding upon the parties on the 105th day following the Closing Date unless Buyer gives written notice of its disagreement (a "Notice of Disagreement") to Seller prior to such date; provided, however,
    ----------------------                                 --------  -------
that a

Notice of Disagreement may not be delivered by Buyer if the amount of disagreement is less than $500,000. Any Notice of Disagreement shall specify in reasonable detail the nature and amount of any disagreement so asserted. If a timely Notice of Disagreement is received by Seller, then the Closing Working Capital Statement (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earlier of (x) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement or (y) the date any matters properly in dispute are finally resolved in writing by the Accounting Firm. During the 30 days immediately following the delivery of a Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement. During such period, Seller and Buyer shall each have full access to the working papers of the other prepared in connection with Buyer's preparation of the Notice of Disagreement. At the end of such 30-day period, Seller and Buyer shall submit to Arthur Andersen (the "Accounting Firm")
                                                               ---------------
for review and resolution of any and all matters which remain in dispute and which were properly included in the Notice of Disagreement, and the Accounting Firm shall make a final determination of the Closing Working Capital Statement which shall be binding on the parties (it being understood, however, that the Accounting Firm shall act as an arbitrator to determine, based solely on presentations by Buyer and Seller (and not by independent review), only those matters which remain in dispute and which were properly included in the Notice of Disagreement). The Accounting Firm shall deliver its final resolution to the parties as soon as practicable following the selection of the Accounting Firm. The Accounting Firm shall be selected by Seller and Buyer or, if the parties are unable to agree, by Seller's and Buyer's independent accountants. The fees and expenses of the Accounting Firm pursuant to this Section 2(b) shall be borne 50%
                                                 ------------
by Buyer and 50% by Seller.

           (ii) The Estimated Final Purchase Price shall be either increased by the amount by which the Working Capital reflected on the Closing Working Capital Statement exceeds $3,500,000 or decreased by the amount by which $3,500,000 exceeds the Working Capital reflected on the Closing Working Capital Statement (the Estimated Final Purchase Price, as so increased or decreased, being referred to herein as the "Final Purchase Price"). If the
                                                 --------------------
     Estimated Final Purchase Price is less than the Final Purchase Price, Buyer shall, and if the Estimated Final Purchase Price is greater than the Final Purchase Price, Seller shall, within five business days after the Closing Working Capital Statement becomes final and binding on the parties, make payment to the other party by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at an annual rate equal to the prime rate as announced by Citibank, N.A. on the Closing Date (the "Applicable Rate") calculated on the basis of the number
                        ---------------
     of days elapsed from the Closing Date to the date of payment.

          (iii) The term "Working Capital" shall mean an amount equal to (1)
                          ---------------
     the sum of (x) Inventory (excluding for this purpose stores inventory (equipment replacement parts) in excess of $3,000,000) plus (y) prepaid expenses related to the Business (provided, however, that Prorated Amounts
                                       --------  -------
     which are apportioned between Buyer and Seller pursuant to Section 2(c)
                                                                ------------
     shall not be taken into account as prepaid expenses for purposes of this clause(y)) minus (2) the sum of (x) accrued liabilities for refunds, advertising, trade promotions, trade allowance programs (excluding foodservice promotions) and consumer promotion programs (including free-standing inserts and other forms of coupons), adjustments, exchanges and returns, plus (y) accrued liabilities for payroll and vacation for Transferred Employees.

           (iv) Buyer agrees that following the Closing it will not take any actions with respect to Buyer's accounting books, records, policies and procedures or the Assets that would obstruct or prevent the preparation of the Closing Working Capital Statement as provided in this Section 2(b). Buyer will cooperate in the preparation of the Closing Working Capital Statement.

          (c)  Property Expense Apportionment.  The following items (the
               ------------------------------
"Prorated Amounts") relating to the Owned Property and the Leased Property shall
 ----------------
be apportioned at the Closing in an equitable manner as of the close of business on the day immediately preceding the Closing Date (the "Adjustment Date") so
                                                        ---------------
that the income and expense items with respect to the period up to and including the Adjustment Date shall be for Seller's account and the income and expense items with respect to the period after the Adjustment Date shall be for Buyer's account. The net amount so apportioned shall be paid by Buyer or Seller to the other party on the Closing Date. For purposes of this Section, the term "equitable manner" shall mean that Seller shall be allocated such items based on
 ----------------
a fraction, the numerator of which is the number of days in the applicable taxable period ending on the Adjustment Date and the denominator of which is the total number of days in such taxable period, and Buyer shall be allocated the remainder.

            (i) General and special real estate and other ad valorem taxes and assessments and other state or local taxes, fees, charges and assessments in respect of real estate on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the tax rate or assessment is fixed for any fiscal year, the apportionment of such taxes and payments at the Closing shall be based upon the most recently ascertainable tax bills; provided that Buyer and Seller shall recalculate
                              -------- ----
     and reprorate said taxes and payments and make the necessary cash adjustments promptly upon the issuance, and on the basis, of the actual tax bills received for any such fiscal year and the amount of any payments in lieu of tax made with respect to any such fiscal year.

           (ii) Personal property taxes, if any, on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the tax rate or assessment is fixed for any fiscal year, the apportionment of such taxes at the Closing shall be based upon a reasonable estimate mutually agreed upon by Buyer and Seller; provided that Buyer and Seller shall recalculate and
                          -------- ----
     reprorate said taxes and make the necessary cash adjustments promptly upon the issuance, and on the basis, of the actual tax bills received for any such fiscal year.

          (iii) Utility charges and other apportionments and adjustments as are customarily apportioned upon the transfer of property similar to the Owned Property and the Leased Property in the county and state in which the subject property is located.

           (iv) To the extent any taxes described in subparagraph (i) or (ii) above are adjusted as a result of any governmental Tax audit or administrative or court proceeding initiated by a governmental entity or agency with jurisdiction over the Properties, Buyer and Seller shall recalculate and reprorate such taxes and make the necessary cash adjustments promptly upon the resolution of such audit or proceeding.

          3.  Conditions to Closing.
              ---------------------

          (a)  Buyer's Obligation.  The obligation of Buyer to purchase and pay
               ------------------
for the Assets and assume the Assumed Liabilities is subject to the satisfaction as of the Closing of each of the following conditions (all or any of which may be waived in whole or in part by Buyer in its sole discretion):

            (i) The representations and warranties of Seller made in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties made as of a specified date or time earlier than the Closing Date (which need only be true and correct as of such date or time), and Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing, except for breaches of such representations and warranties (determined, for the purpose of this exception, as if the terms "material", "materially" or "Material Adverse Effect" were not included therein) that, in the aggregate, would not have a material adverse effect on the financial condition, Assets, Assumed Liabilities, business or annual results of operations of the Business taken as a whole (a "Material Adverse Effect"); and Seller shall have delivered
                    -----------------------
     to Buyer a certificate dated the Closing Date and signed by the President or a Vice President of Seller confirming the foregoing.

           (ii) No Law or Order shall be in effect as of the Closing which restrains, prohibits or otherwise makes illegal the purchase and sale of the Assets or which could reasonably be expected to have a Material Adverse Effect on Buyer's use or ownership of the Assets or conduct of the Business following the Closing.

          (iii) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or
                                                -------
     been terminated.

           (iv) Seller shall have executed and delivered the Transition Services Agreement.

            (v) Chicago Title Insurance Company (the "Title Company") shall be
                                                      -------------
     willing and able to issue Buyer, at Buyer's expense, an ALTA form of Owner's Title Insurance Policy (each a "Policy" and, collectively, the
                                             ------
     "Policies") with respect to each parcel of Owned Property, which Policies
     ---------
     shall insure Buyer's ownership with respect to each parcel of Owned Property of fee title subject only to (i) imperfections of title, restrictions, encumbrances, easements, covenants, rights-of-way and other similar restrictions of record (none of which, individually or in the aggregate, materially impair the continued use and operation of the Business as currently conducted on the Property to which they relate), (ii) any conditions shown by the surveys prepared by Webster & Associates Land Surveys & Engineers P.C. dated December 13, 1996 and E&M Engineers & Surveyors, P.C. dated November 25, 1996 and last revised on December 13, 1996 each of which was provided to Buyer on or before the date hereof, (iii) any conditions shown by the Surveys (none of which, individually or in the aggregate, materially impair the continued use and operation of the Business as currently conducted on the Property to which they relate), (iv) current general real estate taxes and installments for special assessments which are not yet due and payable, (v) (A) zoning, building, fire, health, environmental and pollution control laws, ordinances, rules and safety regulations and other similar restrictions, and (B) Liens, that have been placed by any developer, landlord or other third party on property over which Seller has easement rights or on any Leased Property and subordination or similar agreements relating thereto, (vi) acts done or suffered to be done by, and judgments against, Buyer and those claiming by, through or under Buyer (collectively, the "Title Exceptions"). Seller shall fully cooperate with
                         ----------------
     Buyer to the extent Buyer seeks to obtain with respect to any Policy (A) an "extended coverage endorsement" insuring over the general exceptions contained customarily in such Policy, (B) an ALTA Zoning Endorsement 3.1 (or equivalent), to the extent available from the Title Company, based on a review of the physical nature of the Owned Property limited to the surveys to the extent Buyer had provided the Title Company with such Surveys pursuant to Section 5 hereof, (C) an endorsement insuring that the real
                 ---------
     property described in the title insurance policy is the same real estate as shown on the survey delivered with respect to such property, (D) an endorsement or coverage insuring that each building structure or other improvement has direct access to a public street adjoining the real property on which such improvement is situated over the driveways and accessways currently being used in connection with the use and operation of such improvement, and no such existing driveway or accessway crosses or encroaches upon any property or property interest not owned by Seller, and
     (E) an endorsement or language stating all buildings, structures, fixtures and other improvements erected on the Owned Property conform in all material respects with all applicable deed restrictions, and do not encroach on property of others. Notwithstanding the foregoing, Seller shall not be required to expend any money, other than in de minimus amounts, post any bonds or act as a surety to, for, or on behalf of the Title Company or any third-party or otherwise incur any other liability to, for, or on behalf of the Title Company or any third-party with respect to any of the foregoing.

           (vi) Seller shall have tendered delivery to Buyer of all deliveries to be made to it pursuant to Section 2(a)(ii).
                                  ----------------

          (vii) Buyer shall have received the proceeds of the debt facilities pursuant to its Commitment Letter from Chase Manhattan Bank previously delivered to Seller.

           (b)  Seller's Obligation.  The obligation of Seller to sell and
                -------------------
deliver the Assets to Buyer is subject to the satisfaction as of the Closing of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

            (i) The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), and

     Buyer shall have performed or complied in all material respects with the obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing; and Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by the President or a Vice President of Buyer confirming the foregoing.

           (ii) No Law or Order shall be in effect as of the Closing which restrains, prohibits or otherwise makes illegal the purchase and sale of the Assets.

          (iii) The waiting period under the HSR Act shall have expired or been terminated.

           (iv) Buyer shall have tendered delivery to Seller of all deliveries due to it pursuant to Section 2(a)(i) hereof.
                           ---------------

          4.   Representations and Warranties of Seller.  Seller hereby
               ----------------------------------------
represents and warrants to Buyer as follows:

          (a) Authority; Binding Effect; No Conflicts.
              ---------------------------------------

            (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is not a "foreign person" within the meaning of Section 1445 of the Code and the Treasury Regulations promulgated thereunder. Seller has all requisite corporate power and authority to own, operate and lease its properties and assets relating to the Business and to conduct the Business as they are now being owned, operated, leased and conducted and to enter into this Agreement and the Transition Services Agreement and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the Transition Services Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. Seller is duly qualified to do business and is in good standing in those jurisdictions in which the conduct of the Business or the ownership or operation of the Assets, as applicable to it, requires such qualification, except where the failure to be so qualified or in good standing would not or could not reasonably be expected to have a Material Adverse Effect on the Business or the Assets, each taken as a whole, or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Transition Services Agreement, the Transition Services Agreement will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

           (ii) The execution and delivery by Seller of this Agreement, and the Transition Services Agreement, the performance by Seller of its obligations under this Agreement and the Transition Services Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not:

               (A) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or incorporation or by-laws of Seller;

               (B) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 4(a)
                                                                 -------------
          attached hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Business or the Assets (other than (i) such conflicts, violations or breaches which could not in the aggregate reasonably be expected to adversely affect the validity or enforceability of this Agreement or the Transition Services Agreement or to have a Material Adverse Effect; or
          (ii) as would occur solely as a result of the legal or regulatory status of Buyer or any of its affiliates); or

               (C) except as disclosed in Schedule 4(a) attached hereto or as
                                          -------------
          could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to have a material adverse affect on the ability of Seller to consummate the transactions contemplated hereby or by the Transition Services Agreement or to perform its obligations hereunder or thereunder, (i) conflict with or result in a violation or breach of, constitute a default under, permit the termination of, or cause the acceleration of any debt or obligation under any Contract to which Seller or the Assets are bound, (ii) constitute (with or without notice or lapse of time or both) a default under any Business Contract, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person or Governmental or Regulatory Authority (including, without limitation, any Canadian authority with respect to anti-trust matters), or (iv) result in the creation or imposition of any Lien upon any of the Assets.

          (b)  Financial Schedules.  Schedule 4(b)(1) attached hereto sets forth
               -------------------   ----------------
a Statement of Transferred Assets and Liabilities as of April 30, 1999 (the "Initial Net Assets Statement") setting forth the Net Assets to be Transferred
 ----------------------------
as of such date, pro forma summary financial information setting forth the earnings of the Business before interest, income taxes, depreciation and amortization ("EBITDA") and corporate overhead for the seven-month period ended
               ------
July 31, 1999 and for each of the fiscal years ended December 31, 1998 and 1997 and the line items "Net Sales" and "Advertising, Trade and Promotion" as set forth in such pro forma summary information for the eight-month period ended August 31, 1999 (the Initial Net Assets Statement, together with all such pro forma summary financial information, being referred to herein as the "Financial
                                                                      ---------
Schedules"). The Financial Schedules were prepared by Seller in all material
---------
respects in accordance with GAAP consistently applied, except as set forth on
Schedule 4(b)(2), have been derived from the accounting books and records of
----------------
Seller and its affiliates regularly maintained by Seller in the ordinary course of business and used in connection with the preparation of the public securities filings of Seller's parent, and, together with Schedule 4(b)(2), present fairly
                                               ----------------
in all material respects the EBITDA of the Business before corporate overhead as of the respective dates and for the respective periods covered thereby.

          (c)  Title to Tangible Assets Other than Real Property Interests.
               -----------------------------------------------------------
Seller has good title to, or has valid leasehold interests in or valid rights under contract to use, all the material tangible assets included in the Assets, except those sold or otherwise disposed of in the ordinary course of business in accordance with this Agreement free and clear of all Liens, except (i) such as are disclosed on Schedule 4(c)
                                                                 -------------
attached hereto, (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, liens for taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty, and (iii) other imperfections of title, restrictions or encumbrances, if any, which imperfections of title, restrictions or encumbrances do not, individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of the Business as currently conducted (collectively, the "Permitted Liens"). The
                                                    ---------------
material equipment and machinery included in the Assets are in good working order in all material respects, ordinary wear and tear excepted. This Section
                                                                      -------
4(c) does not relate to real property or interests in real property, such items
----
being the subject of Section 4(d).
                     ------------

          (d)  Title to Real Property.  All real property and interests in real
               ----------------------
property that are leased by Seller as of the date hereof and included in the Assets are described on Schedule 4(d) attached hereto and referred to herein as
                        -------------
"Leased Property." Seller holds, as a tenant, and is in peaceful, undisturbed
 ---------------
possession of, the leasehold estates in all Leased Property. Seller owns fee simple title to all Owned Property subject only to, to Seller's knowledge, the Title Exceptions (each Owned Property or Leased Property being sometimes referred to herein individually as a "Property" and collectively as the
                                      --------
"Properties"). To Seller's knowledge, the use of the Property and the structures
 ----------
thereon are in material compliance with applicable zoning laws, except where the failure to be in compliance with such zoning laws would not materially impair the continued use and operation of the Business as currently conducted on the Property to which they relate.

          (e)  Condition of Assets.
               -------------------

            (i) All material buildings, structures, fixtures, systems and other improvements on the Owned Property used in the Business as of the Closing Date are in good condition and adequate to conduct the Business on the Owned Property in substantially the same manner as currently conducted;

           (ii) To the knowledge of Seller, there is no pending (x) changes of zoning, building or other similar laws, ordinances or regulations adversely affecting the Owned Property which would cause Buyer to be unable to conduct the Business on the Owned Property in substantially the same manner as currently conducted or (y) condemnation of the Owned Property.

          (iii) Except as set forth in Schedule 4(e), the software and
                                       -------------
     hardware owned by Seller and set forth on Schedule 1(b)(v) is Year 2000
                                               ----------------
     Compliant, except for software and hardware the failure of which to be Year 2000 Compliant would not individually or in the aggregate, have a Material Adverse Effect. As used herein, "Year 2000 Compliant" or "Year 2000 Compliance" means that the software and hardware, when used in accordance with associated documentation, is capable of correctly transmitting, processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (for example, hardware, programs and firmware), services and applications used with or using the software and hardware properly exchange date data with it. Seller is not responsible and makes no representations or warranties with respect to Year 2000 Compliance of software and hardware owned by third parties, even where the third party has represented to Seller that such software and hardware is Year 2000 Compliant.

          (f)  Intellectual Property.  (i) Schedule 1(b)(iv) sets forth a
               ---------------------       -----------------
complete and accurate list of:

               (A) all (1) registered trademarks and trade names owned by Seller in the United States and Canada and (2) pending applications for registration of trademarks and trade names filed in the United States or Canada on behalf of Seller or its affiliates in each case that (i) contain the "Lender's" name or (ii) relate exclusively to the Business; and

               (B) all patents issued in the United States to Seller and its affiliates that are used exclusively in connection with the Business and all pending patent applications filed in the United States by or on behalf of Seller or its affiliates that relate exclusively to the Business.

           (ii) Except as disclosed on Schedule 4(f) attached hereto, Seller
                                       -------------
     owns or has the right to use without payment to any other party, the Intellectual Property, other than the Intellectual Property listed on
     Schedule 4(f) attached hereto (the "Other Intellectual Property").  Except
     -------------                       ---------------------------
     as set forth on Schedule 4(f), the Intellectual Property is free and clear
                     -------------
     of any Liens.  Except as set forth on Schedule 4(f) attached hereto, to
                                           -------------
     Seller's knowledge, no material claims are pending in writing or threatened in writing against Seller by any Person with respect to the ownership or use or any of the Intellectual Property. Except as set forth on Schedule
                                                                      --------
     4(f) attached hereto, no licenses, sublicenses or agreements pertaining to
     ----
     any of the Intellectual Property (other than the Other Intellectual Property) have been granted or entered into by Seller nor is Seller obligated to grant any licenses, sublicense or agreements, other than any intercompany licenses which shall be terminated as of the Closing Date. Each of the trademarks set forth on Schedule 1(b)(iv) List A and included
                                         ------------------------
     in the Intellectual Property (other than the Other Intellectual Property) is valid, subsisting and enforceable. Except as set forth on Schedule
                                                                   --------
     4(f), Seller has not received any notices of any infringement by any third
     ----
     party with respect to the trademarks included in the Intellectual Property. For purposes of clarity, with respect to the trademarks set forth on
     Schedule 1(b)(iv) List A and included in the Intellectual Property:  (w)
     ------------------------
     Kellogg Company owns all right, title and interest to such trademarks, free and clear of any Liens, (x) such trademarks are validly registered (and Seller has filed Section 8 and Section 15 affidavits with the United States Trademark Office to the extent such affidavits are required to have been filed) and do not infringe the rights of any third party, (y) no claims are pending or to the knowledge of Seller threatened against Seller or its affiliates regarding the use of such trademarks, and (z) no action is currently being asserted against a third party regarding infringement of Seller's rights in and to such trademarks.

            (iii)  Except for the Other Intellectual Property or as set forth in
     Schedule 4(f) or Schedule 1(b)(iv), each other item of Intellectual
     -------------    -----------------
     Property, including without limitation all trade secrets and know-how, are owned by Seller or its affiliates, as applicable and, to Seller's knowledge, such other items of Intellectual Property do not conflict with or infringe on the rights others. Except as set forth in Schedule 4(f) or
                                                               -------------
     Schedule 1(b)(iv), Seller has not made any claim of any material violation
     -----------------
     or material infringement by others of its rights to the Intellectual Property including, without limitation, the trade secrets and, to Seller's knowledge, neither Seller nor its Affiliates is aware of any basis for the making of such claim. Seller has a right or valid license to use any Intellectual Property that is not owned by Seller, is not in default (and has not received a notice of default) with respect to any of its licenses which default would have a material effect on the operation of the Business, and has the right to sublicense Buyer to use all licensed Intellectual Property to the extent such sublicense are permitted by law. No third party will have a right to license or acquire, and no consent of any third party will be required, to use any of the trademarks set forth on
     Schedule 1(b)(iv) List A as a consequence of the consummation of the
     -------------------------
     transaction contemplated by this Agreement. Although pursuant to this Agreement Seller is conveying, transferring and assigning to Buyer all of its right, title and interest in the Other Intellectual Property, Buyer acknowledges and agrees that, except as specifically set forth herein, Seller has not made and is not making any representation or warranty, express or implied, including any implied warranties of noninfringement and title, as to such Other Intellectual Property. Seller does not own any copyright or domain name registrations (and had not filed any applications to register any copyrights or domain names) which are material to the operation of the Business or which contain the Lender's name.

          (g)  Contracts.  Schedule 1(b)(iii) attached hereto includes a list
               ---------   ------------------
of the following types of written Business Contracts as of the date hereof:

          (i)    the CBA;

          (ii) all covenants not to compete by Seller or its subsidiaries in any line of business relating to the Business;

          (iii) all leases under which Seller is a lessor or sublessor of, or makes available for use by any third party, any real property owned or leased by Seller or any portion of premises otherwise occupied by Seller, in each case which has future liability in excess of $250,000 per annum and is not terminable by notice of not more than 60 calendar days for a cost of less than $250,000;

          (iv) all leases under which (A) Seller is lessee of, or holds or uses, any machinery, equipment, vehicles or other tangible personal property owned by a third party or (B) Seller is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by Seller, in each case which has future liability in excess of $250,000 per annum and is not terminable by notice of not more than 60 calendar days for a cost of less than $250,000;

          (v)    consent decrees;

          (vi) all agreements for the sale or purchase of any material assets of or for the Business other than in the ordinary course of business;

          (vii) all indentures, mortgages, industrial revenue bond agreements, notes, loan or credit agreements or other material agreements or obligations relating to the borrowing of money or to a guaranty or assumption, directly or indirectly, of obligations of others;

          (viii) all material security agreements, pledges, conditional sale agreements or title retention agreements;

          (ix) Contracts with any current or former officer, director, employee or shareholder or any member of their family or their affiliates; in each case solely to the extent such Contracts involve payments or have a value of more than $50,000;

          (x)    all written employment agreements and severance agreements;

          (xi) all agreements with Seller or any of its affiliates related to the Business that will survive the Closing;

          (xii) all other agreements, contracts and leases, in each case not included in clauses (i) through (xii) above, to which Seller is a party or by or to which any of its assets is bound or subject, which has future liability in excess of $250,000 per annum or $1,000,000 in the aggregate and is not terminable by notice of not more than 60 calendar days for a cost of less than $250,000 (other than purchase contracts and orders for inventory in the ordinary course of business); and

          (xiii) all agreements for payments based on a percentage of sales or profits.

          Except as disclosed on Schedule 1(b)(iii) attached hereto, each
                                 ------------------
material Business Contract is in full force and effect and, to the knowledge of Seller, is enforceable by Seller in accordance with its terms. To the knowledge of Seller, Seller has not received any written notice of a breach or material default under any material Business Contract. The Business Contracts not specifically set forth on Schedule 1(b)(iii) do not, in the aggregate, have a Material Adverse Effect on the Business.

          (h)  Litigation; Decrees.  Schedule 4(h) attached hereto sets forth
               -------------------   -------------
a list, as of the date of this Agreement, of all pending actions, suits or proceedings relating exclusively to the Business that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. To the knowledge of Seller, Seller is not in default under any material Order outstanding against the Business or the Assets.

          (i)  Absence of Changes or Events.  Except as set forth on Schedule
               ----------------------------                          --------
4(i) attached hereto or the other Schedules hereto, since April 30, 1999, there
----
has been no material adverse change in the financial condition, Assets, Assumed Liabilities (contingent or otherwise), business or annual results of operations of the Business taken as a whole, other than changes relating to United States or foreign economies in general or the Business's industry in general and not specifically relating to the Business, and other than changes that are the result of actions taken by Buyer prior to the Closing Date that have an effect on the Business. Buyer acknowledges that there may be a disruption to the Business as a result of the announcement by Buyer of its intention to purchase the Business or the announcement by Seller of its intention to sell the Business to Buyer, and the consummation of the transactions contemplated hereby, and Buyer agrees that such disruptions do not and shall not constitute a breach of this Section 4(i).
                                                             ------------
Except as disclosed in Schedule 4(i) attached hereto or the other Schedules
                       -------------
attached hereto, since April 30, 1999, Seller has conducted the Business only in the ordinary course in a manner consistent with past practice and has not with respect to the Business:

          (i) suffered any damage, destruction or loss (whether or not covered by insurance) which has had a Material Adverse Effect;

          (ii) committed to make any capital expenditures or capital additions or betterments with respects to the Owned Property or the Assets which will not be paid prior to the Closing Date in excess of $250,000 individually or $1,000,000 in the aggregate;

          (iii) encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs, or entered into any new collective bargaining agreements;

          (iv) instituted any material litigation, action or proceeding before any Governmental or Regulatory Authority relating to it or its property, except for litigation, actions or proceedings instituted in the ordinary course of business and consistent with prior practice;

          (v) changed any method of accounting for the Assets or the Business;

          (vi) sold, transferred, assigned or licensed any rights to the use of any of the registered trademarks listed in Schedule 1(b)(iv);
                                                   -----------------

          (vi) incurred any liabilities which in the aggregate are material to the condition of the Business, other than liabilities incurred in the ordinary course of business; or

          (viii) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 4(i).
                               ------------

          (j) Compliance with Applicable Laws.  Except as set forth on Schedule
              -------------------------------                          --------
4(j) attached hereto, the Business is not being conducted in violation of or in
----
default under any Law or Order applicable to it (including Environmental Laws) which, individually or in the aggregate with other such violations and defaults, could reasonably be expected to have a Material Adverse Effect.

          (k)  Environmental Laws.  Seller has provided Buyer with copies of all
               ------------------
material environmental reports relating to the Owned Property or Leased Property, copies of which are attached to or identified on Schedule 4(k)
                                                           -------------
attached hereto (the "Environmental Reports"). To the knowledge of Seller, there
                      ---------------------
are no material Environmental Liabilities that have
not been disclosed in the Environmental Reports. As used in this Agreement, the term "Environmental Laws" means any material federal or state statute, law,
      ------------------
regulation, ordinance, rule, regulation or court order to which the Business is subject relating to pollution or protection of the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the
  ------                                                             ----
Clean Water Act, as amended, the Clean Air Act, as amended, and the Toxic Substances Control Act, as amended. Seller is not party to any remedial action or proceeding with respect to the Business under CERCLA, RCRA or any similar state statute.

          (l)  Permits.  Schedule 4(l) attached hereto sets forth all material
               -------   -------------
federal, state, local and foreign governmental permits, licenses and other authorizations ("Permits") held by Seller in connection with the Business (the
                 -------
"Existing Permits"). To the knowledge of Seller, the Existing Permits constitute
 ----------------
all material Permits that are required under any federal, state, local and foreign laws, (including Permits required under Environmental Laws) to own, use and operate the Assets located at the Properties in connection with the Business. Except as set forth on Schedule 4(l), to the knowledge of Seller, all
                                 -------------
such Permits are in effect, no appeal or other action is pending to revoke any such Permit, Seller is in compliance in all material respects with all terms and conditions of all such Permits and all of such Permits are transferable to Buyer or reissuable to Buyer subject in each case to appropriate governmental consents or approvals.

          (m)  Asset Sufficiency.  Except for the Excluded Assets, the Assets
               -----------------
include all of the material tangible assets and all of the material intangible assets, including trade secrets, know-how, patents, trademarks, recipes, product formulations and finished product specifications currently owned and used by Seller that, together with Buyer's rights under Section 8(b) and under the
                                                ------------
Transition Services Agreement, are necessary for the conduct of the Business in substantially the same manner as the Business was conducted by Seller immediately prior to the date hereof.

          (n)  Inventory.  Except as set forth in Schedule 4(n), and except as
               ---------                          -------------
could not reasonably be expected to result in a material loss to the Business, the Inventory shall, on the Closing Date, consist of items that will not be adulterated, misbranded, mispackaged or mislabeled within the meaning of, or in violation of, any applicable local, state or federal food and drug laws or regulations. Except as set forth in Schedule 4(n), and except as could not
                                    -------------
reasonably be expected to result in a material loss to the Business, the products sold or delivered by the Business prior to the date hereof and the products to be sold between the date hereof and the Closing were, or will be, usable or saleable in the normal and ordinary course of the Business and were not and will not be, as the case may be, adulterated, misbranded, mispackaged, or mislabeled within the meaning of, or in violation of, any applicable local, state or federal food and drug laws or regulations.

          (o)  Insurance.  Seller has provided Buyer with a list of all property
               ---------
damage and personal injury claims against it with respect to the Business and the Assets in the last two years involving any claim in excess of $1,000,000. Between the date of this Agreement and the Closing Date, Seller shall provide or make available to Buyer all information pertaining to the Assets and the Business as reasonably requested by Buyer or Buyer's brokers or insurers to obtain insurance on the Assets and the Business at the Closing Date.

          (p)  Labor Matters.  With respect to the Business, except as disclosed
               -------------
in Schedule 4(p), Seller has not, in the two-year period next preceding the date
   -------------
of this Agreement, experienced a labor strike.

          (q)  ERISA.  (i) Schedule 4(q) contains statements, which to Seller's
               -----
knowledge on the date hereof, are materially correct of, (1) any and all post-retirement medial liabilities in accordance with FAS 106 with respect to the Offered Collectively Bargained Employees (as defined in Section 8(j)), and (2) any and all severance liabilities in accordance with FAS 112 with respect to the Offered Non-Collectively Bargained Employees.

          (r)  Recipes; Ingredients.  The recipes included in the Assets are all
               --------------------
the recipes necessary to conduct the Business substantially in the manner currently conducted. After the Closing Date, no ingredient (including without limitation any flavor) used in the recipes of the Business will need to be procured exclusively from or through Seller or Seller's affiliates.

          (s)  Brokers.  Except for Goldman, Sachs & Co., whose fees,
               -------
commissions and expenses are the sole responsibility of Seller, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Buyer without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Buyer for a finder's fee, brokerage commission or similar payment.

          5.  Covenants of Seller.  Seller covenants and agrees as follows:
              -------------------

          (a)  Access.  For the period from the date hereof through the Closing,
               ------
Seller shall grant to Buyer or cause to be granted to Buyer and its representatives, employees, counsel, financial advisors and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, Properties, books and records of Seller relating to the transition of the Business to Buyer; provided, however, that such access does
                                     --------  -------
not unreasonably interfere with the normal operations of Seller or the Business; and provided further, that all requests for access shall be directed to Mr.
    -------- -------
Michael J. Libbing, or such other person as Seller may designate from time to time. Until the Closing Date, Buyer shall not contact or communicate about the Business with any customers, suppliers or distributors of the Business without the prior written consent of Seller, not to be unreasonably withheld.

          (b)  Ordinary Conduct.  Except as permitted by the terms of this
               ----------------
Agreement or as set forth on Schedule 5(b) attached hereto, from the date
                             -------------
hereof until the Closing Date, Seller shall cause the Business to be conducted in the ordinary course and shall use commercially reasonable efforts consistent with past practices to preserve its relationships with customers and suppliers with whom Seller deals in connection with the Business. Except as provided in this Agreement or Schedule 5(b), from the date hereof until the Closing Date,
                  -------------
Seller shall not do any of the following without the prior written consent of
Buyer:

          (i) make any material change in the conduct of the Business, other than a sale of Excluded Assets that does not adversely affect the Business in a material manner or materially impair Seller's obligations under the Transition Services Agreement;

          (ii) sell, lease, license or otherwise dispose of, or agree to sell, lease, license or otherwise dispose of, any interest in (A) any of the Assets that have a book value in excess of $500,000 on an individual basis or $2,000,000 on an aggregate basis, except for sales of inventory in the ordinary course of business or (B) any registered trademarks listed in
     Schedule 1(b)(iv); or
     -----------------

          (iii) subject any of the Assets or any part thereof to any Lien or suffer such to be imposed, except for Permitted Liens.

          (c)  Confidentiality.  Seller agrees to use all reasonable efforts
               ---------------
after the Closing Date to cause its directors, officers, employees, advisors and affiliates to keep the Information confidential following the Closing Date, except that any Information required by law or legal or administrative process to be disclosed may be disclosed without violating the provisions of this
Section 5(c), and except that any Information may be used and disclosed (i) in
------------
connection with the performance by Seller of its obligations under the Transition Services Agreement and (ii) in connection with the Excluded Assets. For purposes hereof, the term "Information" means all information exclusively
                               -----------
concerning the Business, the Assets and the Assumed Liabilities, other than any such information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 5(c) or is developed independently by Seller or its affiliates or
     ------------
is obtained from third parties.

          (d)  Covenant Not To Compete.  Seller agrees that for a period of 3
               -----------------------
years following the Closing Date, Seller shall not, either for itself or for any other Person controlled by it, without the prior written consent of Buyer, engage in the Business anywhere in the United States and Canada (the "Restricted
                                                                      ----------
Business"); provided that, notwithstanding the foregoing, Seller may (i)
--------    -------- ----
hereafter purchase, or otherwise become affiliated with or participate in, any enterprise engaged in the Restricted Business if less than 20% of the aggregate gross revenues of such enterprise for its most recently completed fiscal year were derived from the Restricted Business (and Seller may hereafter acquire a controlling interest in any enterprise that is engaged in the Restricted Business, even if more than 20% of the aggregate gross revenues of such enterprise for its most recently completed fiscal year were derived from the Restricted Business, so long as Seller shall use reasonable efforts to divest, as soon as reasonably practicable, a portion of its interest in such enterprise relating to the Restricted Business such that the 20% gross revenues test set forth above would not be exceeded after giving effect to such divestiture), (ii) hereafter own, operate, acquire or otherwise become affiliated with or participate in any wholesale or retail grocery business, any grocery distribution business or any foodservice distribution business which is not engaged in the manufacture of bagels, (iii) engage in any joint marketing, promotion or in-store merchandizing program for any of Seller's products or any products produced by or for any Person, and (iv) perform its obligations under the Transition Services Agreement. Notwithstanding the foregoing, nothing in this Section 5(d) shall be deemed to prohibit Seller from leasing, renting,
     ------------
selling or otherwise disposing of any Excluded Assets.

          (e)  Nonsolicitation.  Seller agrees that for a period of twelve (12)
               ---------------
months following the Closing Date, Seller shall not, without Buyer's written consent, directly solicit for employment any of the Transferred Employees. Notwithstanding the foregoing, nothing in this Section 5(e) shall prohibit Seller from contacting or
                ------------
communicating with or hiring any Transferred Employee who voluntarily resigns his or her employment with Buyer or is terminated by Buyer.

          (f)  No Shop.  From the date hereof until the earlier of (i) the
               -------
termination of this Agreement and (ii) the Closing Date, Seller shall not, and shall cause its subsidiaries, affiliates, agents, representatives, and any other Person acting on its behalf not to, directly or indirectly solicit, negotiate with respect to, actively facilitate or accept any offers for the purchase or sale of or otherwise transfer the Business, or otherwise effect any transaction inconsistent with the transactions contemplated herein or agree to do any of the foregoing, and Seller shall terminate any existing activities or discussions with any party other than Buyer and its representatives. Notwithstanding the foregoing, nothing in this Section 5(f) shall be deemed to prohibit Seller from
                           ------------
leasing, renting, selling or otherwise disposing of any Excluded Asset.

          (g) Delivery of Financial Information.  (i) Seller shall use its best
              ---------------------------------
efforts to cause PriceWaterhouseCoopers to prepare and deliver to Buyer as promptly as practicable, at Buyer's expense, the SEC Financial Information. In no event shall the SEC Financial Information be delivered later than the 45th day following the Closing Date. "SEC Financial Information" means:
                                 -------------------------

               (A) an Audited Statement of Operations for the year ended December 31, 1998 and an unaudited statement of operations for the nine months ended September 30, 1999 (including net sales, cost of sales including depreciation, gross profit, marketing, promotional, selling, administrative, corporate allocation and other expenses); and
          (B) an Audited Statement of Transferred Assets and Liabilities as of December 31, 1998 in accordance with the Agreement and an unaudited Statement of Transferred Assets and Liabilities in accordance with the Agreement as of September 30, 1999; in each case sufficient to meet SEC filing requirements.

          (ii) Seller shall provide and shall cause its accountants to provide to Buyer and its accountants reasonable access to such information, data and books and records of Seller as Buyer may reasonably request in order for Buyer to be able to timely file such audited and unaudited financial information relating to the Business as Buyer is required to file under the federal securities laws. In addition, Seller will, upon reasonable request and reasonable notice, use its commercially reasonable efforts to (A) cause Seller's accountants to cooperate with Buyer in providing appropriate consents and comfort letters with respect to such required financial information; and (B) for a reasonable period after the Closing Date, provide Seller's accountants with Seller's customary management representation letters and other information to induce Seller's accountants to provide such required financial information.

          (h)  Use of Technology.  To the extent that Buyer is operating the
               -----------------
Business subsequent to the Closing Date using the same know-how, patented and unpatented formulas (including without limitation current and discontinued flavors and products, recipes and mixing instructions), improvements, trade secrets, research and results thereof, inventions, data, methods, processes, instructions, drawings, and specifications that Seller used in operating the Business prior to the Closing Date, Seller hereby waives any right, remedy or cause of action it might have against Buyer arising out of or related to such use (other than rights, remedies or causes of action that arise prior to the Closing Date), regardless of whether such know-how, patented and unpatented formulas (including without limitation current and discontinued flavors and products, recipes and mixing instructions), improvements, trade secrets, research and results thereof, inventions, data, methods, processes, instructions, drawings, and specifications constitute Intellectual Property transferred to Buyer under this Agreement.

          (i)  Surveys.  Seller shall cooperate with Buyer in permitting Buyer
               -------
to obtain a current survey of each parcel of Owned Property (each a "Survey"
                                                                     ------
and, collectively, the "Surveys") at Buyer's expense, in each case prepared in
                        -------
insurable form in accordance with standards applicable to registered and licensed land surveyors making surveys in the localities in which such parcels are located.

          (j)  West Haven Equipment.  Within 60 days following completion of the
               --------------------
services required to be performed by Seller in the West Haven, Connecticut facility under the Transition Services Agreement, Buyer shall remove, prepare for shipment and ship, at its expense, the bagellette line located at such facility used in the production of bagellettes and Seller shall cooperate with Buyer with respect thereto.

          (k)  Customer Deductions.  (i) Following the Closing, Seller shall
               -------------------
reimburse Buyer for all deductions taken to the extent relating to the businesses of Seller other than the Business, or made by customers or other third parties against any accounts receivable or invoices of Buyer and its affiliates or otherwise charged to the account of Buyer or its affiliates; including any of the foregoing which arise out of any trade promotion or trade allowance programs or consumer promotion programs (including free-standing inserts) relating to such other businesses.

          (ii) Each party shall comply with the following procedures in dealing with such deductions and other charges to the account of Buyer or its affiliates for which Buyer seeks reimbursement from Seller:

               (A) Buyer shall give written notice (the "Deduction Notice") to
                                                         ----------------
          Seller of any such deductions and other charges to the account of Buyer or its affiliates within 180 days of receipt of the customer deduction together with reasonable supporting documentation in connection therewith; and

               (B) Within 45 business days following delivery of a Deduction Notice, Seller shall tender to Buyer a check or wire transfer in the aggregate amount of such deductions or other charges to the account of Buyer or its affiliates that are set forth therein. Late payments of any such amounts shall bear interest at the Applicable Rate.

          (iii)  Nothing in this Section 5(k) shall restrict Seller from
                                 ------------
     contesting any deductions or charges that a customer or third party has taken or made; provided that Seller reimburses Buyer for the deductions or
                    --------
     charges so made or taken and seeks to
     recover the alleged wrongful deductions or charges directly from the customer or third party.

          (iv) Buyer's rights under this Section 5(k) shall terminate with
                                         ------------
     respect to any claim for reimbursement not evidenced by a Deduction Notice on or prior to the first anniversary of the Closing Date.

          6.  Representations and Warranties of Buyer.  Buyer hereby represents
              ---------------------------------------
and warrants to Seller as follows:

          (a)  Authority; No Conflicts.  (i) Buyer is a corporation duly
               -----------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement and the Transition Services Agreement and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the Transition Services Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and upon the execution and delivery by Buyer of the Transition Services Agreement, the Transition Services Agreement will constitute, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms.

          (ii) The execution and delivery by Buyer of this Agreement do not, and the execution and delivery by Buyer of the Transition Services Agreement, the performance by Buyer of its obligations under this Agreement and the Transition Services Agreement and the consummation of the transactions contemplated hereby and thereby will not:

               (A) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Buyer;

               (B) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Buyer or any of its assets and properties (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to adversely affect the validity or enforceability of this Agreement or the Transition Services Agreement); or

               (C) except as could not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Buyer to consummate the transactions contemplated hereby or by the Transition Services Agreement or to perform its obligations hereunder or thereunder, (i) conflict with or result in a violation or breach of,
          (ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) except as set forth in Section 6(c) below,
                                                         ------------
          require Buyer to obtain any consent, approval or action of, make any filing (other than HSR) with or give any notice to any Person as a result or under the terms of, any contract to which Buyer is a party or by which any of its assets and properties is bound.

        (b)  Actions and Proceedings, etc. There are no (i) outstanding Orders
             -----------------------------
of any Governmental or Regulatory Authority against Buyer which have or could have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or (ii) actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer, which have or could have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

        (c)  Availability of Funds. Buyer has obtained a commitment letter (the
             ---------------------
"Commitment Letter") from financial institutions (true and correct copies of
 -----------------
which have been delivered to Seller), to enable Buyer to pay the Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement and the Transition Services Agreement. Buyer represents that (A) the consent of not more than 51% of the lenders by class party to the Fourth Amended and Restated Agreement dated as of March 31, 1999 with Buyer is required in order to enter into the Amendment (as defined in the Commitment Letter) and (B) such consent is the only consent or approval required in connection with the borrowing of funds as contemplated by the Commitment Letter.

        (d)  Brokers. All negotiations relative to this Agreement and the
             -------
transactions contemplated hereby have been carried out by Buyer directly with Seller without the intervention of any Person on behalf of Buyer in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

        7.   Covenants of Buyer. Buyer covenants as follows:
             ------------------

        (a)  Confidentiality. (i) Buyer acknowledges that all information
             ---------------
provided to it and any of its affiliates, agents and representatives by Seller and its affiliates, agents and representatives is subject to the terms of a confidentiality agreement between or on behalf of Seller and Buyer or one or more of its affiliates or other beneficial owners (the "Confidentiality
                                                        ---------------
Agreement"), the terms of which are hereby incorporated herein by reference.
---------
Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate; provided, however, that Buyer acknowledges that the Confidentiality
           --------  -------
Agreement shall terminate only with respect to information provided to Buyer and its affiliates, agents or representatives that relates exclusively to the Business, the Assets and the Assumed Liabilities; and provided further, however,
                                                      -------- -------  -------
that Buyer acknowledges that any and all information provided or made available to it and its affiliates, agents and representatives by or on behalf of Seller concerning Seller or its affiliates (other than information relating exclusively to the Business, the Assets and the Assumed Liabilities) shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

        (ii) Buyer agrees that, after the Closing Date, Buyer shall use all reasonable efforts to cause its directors, officers, employees, advisors and affiliates to keep the Seller Information confidential for a period of five years, except that any such Seller Information required by law or legal or administrative process to be disclosed may be disclosed without violating the provisions of this Section (7)(a)(ii). In connection with
                                      ------------------
     Transferred Employees, Buyer will use reasonable efforts, at Seller's request and at Buyer's expense, to enforce existing confidentiality agreements and rights under state law requiring employees to keep trade secrets confidential. For purposes of this Agreement, the term "Seller Information" shall mean all information concerning Seller,
               ------------------
     other than information that relates primarily to the Business, the Assets and the Assumed Liabilities and other than any such information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section
                                                                        -------
     7(a)(ii).
     --------

        (b)  Accounts Receivables. Following the Closing, any payments received
             --------------------
by Buyer with respect to (i) accounts receivable of the Business existing prior to the Closing Date or (ii) accounts receivable of Seller or its affiliates, shall be remitted to Seller within five business days following Buyer's receipt thereof.

        (c)  Customer Deductions. (i)  Following the Closing, Buyer shall
             -------------------
reimburse Seller for all deductions to the extent relating to the Business, taken or made by customers or other third parties against any accounts receivable or invoices of Seller and its affiliates or otherwise charged to the account of Seller or its affiliates; including any of the foregoing which arise out of any trade promotion or trade allowance programs or consumer promotion programs (including free-standing inserts) relating to the Business.

        (ii) Each party shall comply with the following procedures in dealing with such deductions and other charges to the account of Seller or its affiliates for which Seller seeks reimbursement from Buyer:

             (A) Seller shall give written notice (the "Deduction Notice") to
                                                        ----------------
        Buyer of any such deductions and other charges to the account of Seller or its affiliates within 180 days of receipt of the customer deduction together with reasonable supporting documentation in connection therewith; and

             (B) Within 45 business days following delivery of a Deduction Notice, Buyer shall tender to Seller a check or wire transfer in the aggregate amount of such deductions or other charges to the account of Seller or its affiliates that are set forth therein. Late payments of any such amounts shall bear interest at the Applicable Rate.

        (iii) Nothing in this Section 7(c) shall restrict Buyer from contesting
                              ------------
     any deductions or charges that a customer or third party has taken or made; provided that Buyer reimburses Seller for the deductions or charges so
     --------
     made or taken and seeks to recover the alleged wrongful deductions or charges directly from the customer or third party.

        (iv) Seller's rights under this Section 7(c) shall terminate with
                                        ------------
     respect to any claim for reimbursement not evidenced by a Deduction Notice delivered on or prior to the first anniversary of the Closing Date.

        (d)  Customer and Supplier Notification. Promptly following the Closing,
             ----------------------------------
Buyer shall notify all customers and suppliers of the Business in writing of the consummation of the transactions contemplated hereby and request that all such customers and suppliers change their respective billing and invoicing codes as appropriate to reflect the change in ownership of the Business.

        (e)  Use of Seller's Name or Reputation/Packaging Materials. Buyer will
             ------------------------------------------------------

not operate the Business utilizing, based on or taking advantage of the name, reputation or corporate goodwill of Seller or Seller's affiliates. Buyer will cease using packaging, advertising, sales and promotional materials bearing any of Seller's or its affiliates' corporate names, product identification numbers or consumer information telephone numbers beginning 6 months after the Closing, or such shorter period if limited by the requirements of any law or regulation; provided, however, that Buyer may continue to use the existing UPC codes for the
--------  -------
Products until Buyer has been able to obtain new UPC codes for such Products, or 36 months after Closing, whichever is earlier. Buyer will maintain quality standards for products of the Business at least equal to those maintained by Seller or its affiliates at the time of the Closing for so long as Buyer continues to use any packaging, advertising, sales or promotional materials bearing the corporate names, product identification numbers or consumer information telephone numbers of Seller or its affiliates.

        8.   Mutual Covenants. Seller and Buyer covenant and agree as follows:
             ----------------

        (a)  Consents. Buyer acknowledges that certain consents to the
             --------
transactions contemplated by this Agreement may be required from parties to the Business Contracts and such consents have not been obtained. Buyer agrees that Seller and its affiliates shall not have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any such consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of any Business Contract as a result thereof. Buyer further agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached and no condition of Buyer shall be deemed not to be satisfied as a result of (A) the failure to obtain any such consent or as a result of any such default, acceleration or termination or (B) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or any such default, acceleration or termination. Seller shall cooperate with Buyer in any reasonable manner in connection with Buyer's obtaining any such consents; provided, however, that such cooperation shall not
                             --------  -------
include any requirement of Seller to expend money (unless Seller is reimbursed by Buyer for its out-of-pocket expenses), commence any litigation or offer or grant any accommodation (financial or otherwise) to any Person.

        (b)  Cooperation. Buyer and Seller shall cooperate with each other and
             -----------
shall cause their respective officers, employees, agents and representatives to cooperate with each other for a period of twelve (12) months after the Closing to provide for an orderly transition of the Assets and the Assumed Liabilities to Buyer and to minimize the disruption to the respective businesses of the parties hereto resulting from the transactions contemplated hereby. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 8(b). No party shall be
                                                 ------------
required by this Section 8(b) to take any action that would unreasonably
                 ------------
interfere with the conduct of its business.

        (c)  Publicity. At all times at or before the Closing, Seller and Buyer
             ---------
will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom Seller sells goods or provides services in connection with the Business or with whom Seller otherwise has significant business relationships in connection with the Business with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller and Buyer will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

        (d)  Best Efforts. Subject to the terms of this Agreement, each party
             ------------
will use its best efforts to cause the Closing to occur and will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Seller nor Buyer will take or fail to take any action that could be reasonably expected to result in
(i) the nonfulfillment of any such condition or (ii) a breach of any covenant, agreement, representation or warranty contained herein.

        (e)  HSR Act Compliance. Buyer and Seller shall each file or cause to be
             ------------------
filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby, and Buyer and Seller shall bear the costs and expenses of their respective filings; provided that Buyer and Seller shall
                                          -------- ----
each pay 50% of the filing fee in connection therewith. Buyer and Seller shall use their respective best efforts to make such filings promptly following the date hereof (and in any event on or prior to September ___, 1999), to respond to any requests for additional information made by either of such agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including compliance with a Second Request, but not including the institution or defense of legal proceedings or disposition of assets), any assertion that the transactions contemplated hereby constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated hereby.

        (f)  Sales and Transfer Taxes. Buyer and Seller shall each be liable and
             ------------------------
responsible for 50% of all sales, use, excise, value-added, goods and services, transfer, stamp, recording, documentary, registration, conveyancing or similar Taxes, duties or expenses that may be imposed as a result of the sale and transfer of Assets (including any taxes, filing fees or expenses payable in connection with the sale and transfer of the Intellectual Property and the Other Intellectual Property, and any stamp, duty or other tax chargeable in respect of any instrument transferring property), together with any and all penalties, interests and additions to Tax with respect thereto, and Seller and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such tax laws. Buyer and Seller shall also cooperate in providing each other with appropriate resale exemption certifications and other similar tax and fee documentation.

        (g)  Delivery of Books and Records, etc. (i) On the Closing Date, Seller
             -----------------------------------
will take all commercially reasonable steps to deliver or make available to Buyer at the locations at which the Business is conducted all of the Books and Records and such other Assets as are in Seller's possession at other locations, and if at any time after the Closing Seller discovers in its possession or under its control any other Books and Records or other Assets, it will forthwith deliver such Books and Records or other Assets to Buyer.

        (ii) Buyer and Seller agree that Seller may maintain copies of any Books and Records that are included in the Assets and that are delivered to Buyer hereunder and Seller may prepare a comprehensive index and file plan of such Books and Records (the "File Plan"). Buyer agrees to retain and
                                  ---------
     maintain such Books and Records in a manner consistent with the File Plan for a period of not less than ten years from the Closing Date (plus any additional time during which a party has been advised that (A) there is an ongoing tax audit with respect to periods prior to the Closing Date, or (B) such period is otherwise open to assessment). During such period, Buyer agrees to give Seller and its representatives reasonable cooperation, access (including copies) and staff assistance, as needed, during normal business hours and upon reasonable notice, with respect to the Books and Records delivered to Buyer hereunder, and Seller agrees to give Buyer and its representatives reasonable cooperation, access and staff assistance, as needed, during normal business hours and upon reasonable notice, with respect to the books and records and other financial data relating to the Business and retained by Seller, in each case as may be necessary for general business purposes, including the preparation of tax returns and financial statements and the management and handling of tax audits; provided that such cooperation, access and assistance does not unreasonably
     -------- ----
     disrupt the normal operations of Buyer or Seller. Buyer shall not destroy or otherwise dispose of the Books and Records for the period set forth in the immediately preceding sentence without written consent of Seller, and thereafter Buyer shall, prior to any proposed destruction or other disposition of any of the Books and Records, provide Seller reasonable written notice of such proposed destruction or other disposition, and permit Seller, at its option, to take possession of such Books and Records.

        (h)  Transition of Business. Seller and Buyer shall cooperate with each
             ----------------------
other to create an orderly transition of the Business including in the areas described in the Transition Services Agreement in the form attached hereto as Exhibit A (the "Transition Services Agreement") by providing or causing its
---------
affiliates to provide to Buyer certain transition services for certain periods as set forth in the Transition Services Agreement. Pursuant to the Transition Services Agreement, Buyer will pay Seller certain fees as an inducement to Buyer to terminate its use of Seller's services thereunder. At the Closing, Buyer and Seller shall execute and deliver the Transition Services Agreement. Promptly following the execution of this Agreement, representatives of Buyer and Seller shall meet to develop a transition plan which will identify services, service periods and service charges to be provided pursuant to the Transition Service Agreement and which will be completed prior to the Closing.

        (i)  Tax Controversies. Seller shall have the sole right to represent
             -----------------
the interests of the Business in any Tax audit or administrative or court proceeding relating to Taxes that are not an Assumed Liability; provided,
                                                                --------
however, that Buyer shall have the right to participate in any such audit or
-------
proceeding only to the extent that (i) such audit or proceeding involves a Tax (other than an income, franchise, value-added, single business, or similar tax), a real or personal property tax, or a sales or use tax that is attributable to any of the Assets and (ii) there is a reasonable possibility that a settlement reached or final determination made with respect to such audit or proceeding would have a direct and materially adverse impact on the liability of Buyer for Taxes imposed on the Business in taxable periods (or partial periods) ending after the Closing Date.

        (j)  Employees. (i)(A) Non-Collectively Bargained Employees. Buyer shall
             ---------         ------------------------------------
offer to employ those non-collectively bargained employees of Seller who are employed on the Closing Date at the Owned Property, who are employed on or about September 10, 1999 (the "Schedule Date") and are listed on Schedule 8(j) attached hereto (all such employees, including any employees hired by Seller for employment at the Owned Property after the Schedule Date, being referred to herein as the "Offered Non-Collectively Bargained Employees" and all such
               --------------------------------------------
employees, including any such employees hired by Seller after the Schedule Date, who accept such offer of employment being referred to herein as the "Transferred
                                                                     -----------
Non-Collectively Bargained Employees") effective on the Closing Date (or, in the
------------------------------------
case of Transferred Non-Collectively Bargained Employees who are on disability leave or authorized leave of absence, as soon as they return from such leave, in either case, within 26 weeks after the commencement of any disability leave or other authorized leave) at salaries and wages that are substantially the same in the aggregate, as the salaries and wages in effect on the date hereof, and at benefits as provided by Buyer to similarly situated non-collectively bargained employees of Buyer's frozen foods division on the date hereof. Buyer shall maintain such salaries, wages and benefits for at least 12 months following the Closing Date, provided, that Buyer shall employ such Transferred Non-Collectively Bargained Employees at will.

             (B) Collectively Bargained Employees.  Buyer shall offer to
                 --------------------------------
          employ those employees of Seller who are employed on the Closing Date at Seller's West Seneca, New York facility, whose employment is governed by the CBA and who, for those employees employed as of the Schedule Date, are listed on Schedule 8(j) attached hereto, (all such employees, including any employees hired by Seller after the Schedule Date, being referred to herein as the "Offered Collectively Bargained Employees" and all such employees, including any employees hired by Seller after the Schedule Date, who accept such offer of employment being referred to herein as the "Transferred Collectively Bargained Employees") effective on the Closing Date (or, in the case of Transferred Collectively Bargained Employees who are on disability leave or authorized leave of absence, as soon as they return from such leave, in either case, within 26 weeks after the commencement of any disability leave or other authorized leave) in accordance with the terms of the CBA as in effect as of the date hereof.

        (ii) Seller shall terminate employment of all Transferred Non-Collectively Bargained Employees and all Transferred Collectively Bargained Employees (collectively, "Transferred Employees") effective as of the Closing Date.

        (iii) Buyer agrees to maintain a defined benefit pension plan as of the Closing Date which shall be intended to be qualified under Section 401(a) of the Code and a trust which shall be intended to be exempt from tax under Section 501(a) of the Code (the "Pension Plan"). The Pension Plan shall cover the Transferred Collectively Bargained Employees from and after the Closing Date in accordance with the CBA.

        (iv)  With respect to each Transferred Employee:

              (A) Buyer shall waive pre-existing condition requirements, evidence of insurability provisions, waiting period requirements or any similar provisions under any group health or life insurance plan maintained or sponsored by or contributed to by Buyer for such Transferred Employees after the Closing Date.

              (B) Buyer shall apply toward any deductible requirements and out-of-pocket maximum limits under its employee welfare benefit plans any amounts paid (or accrued) by each Transferred Employee under Seller's welfare benefit plans during the current plan year.

              (C) Seller's plans shall be responsible for health and accident claims covered by Seller's medical plans; provided that such expenses were incurred prior to the Closing Date. Buyer's plans shall be responsible for all health and accident claims covered by Buyer's medical plans relating to Transferred Employees that may be incurred on or after the Closing Date. For purposes of this Section 8(j), a health or accident claim shall be deemed to have been incurred when the services relating to the event or condition that is the subject to the claims are performed or the supplies relating to any such event are furnished.

              (D) Buyer shall recognize for purposes of eligibility to participate and vesting (but not for purposes of benefit accrual) under its employee benefit plans, the service of any Transferred Non-Collectively Bargained Employee and to the extent required by the CBA, any Transferred Collectively Bargained Employee, with Seller, Kraft Foods, Inc. or any of their respective affiliates prior to the Closing Date.

              (E) Seller shall be responsible for satisfying obligations under
        Section 601 et seq. of ERISA and Section 4980B of the Code, to provide continuation coverage to or with respect to any Offered Non-Collectively Bargained Employee and Offered Collectively Bargained Employee in accordance with law with respect to any "qualifying event" occurring on or prior to the Closing Date. Buyer shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Code, to provide continuation coverage to or with respect to any Transferred Employee in accordance with law with respect to any "qualifying event" which occurs after the Closing Date.

             (F) Buyer shall be responsible for all workers' compensation benefits payable to Transferred Employees with respect to work related injuries of Transferred Employees that occur on or after the Closing Date. Seller shall be responsible for all worker's compensation benefits payable to Transferred Employees and employees of Seller who do not become Transferred Employees with respect to work related injuries occurring prior to the Closing Date.

             (G) Seller and Buyer agree that the responsibility for the reporting of payroll taxes with respect to Transferred Employees shall be assigned under the Alternative Procedure described in Section 5 of Rev. Proc. 96-60.

             (H) Except for any liabilities retained or assumed by Kraft Foods, Inc. or its affiliates under the CBA, Seller shall as of the Closing Date assign, and Buyer agrees to assume, perform and discharge the rights and obligations under the CBA, including, but not limited to, all liabilities in respect of severance and retiree health benefits for Transferred Collectively Bargained Employees. Seller shall indemnify Buyer against any monetary damages incurred by Buyer under the CBA arising out of any acts or omissions of Seller occurring prior to the Closing Date; provided, however, that Buyer shall afford the Seller the
                      --------  -------
        opportunity to defend any action or claim which could result in such monetary damages and shall reasonably cooperate with Seller in defending any such action or claim.

             (I) Buyer shall be responsible for all vacation earned but not taken by Transferred Employees as of the Closing Date and for which appropriate accrual has been reflected on the Closing Working Capital Statement.

             (J) Buyer represents that it does not currently contemplate a plant closing or mass layoff of Transferred Employees, or any terminations that, in the aggregate, would constitute a mass layoff of Transferred Employees, within one year following the Closing Date.

             (K) Seller shall retain liabilities with respect to retiree healthcare for Transferred Non-Collectively Bargained Employees who are eligible to retire and receive retiree medical benefits under Seller's welfare benefit plans; provided, however, that during the period such employees are employed by Buyer and its affiliates, Buyer shall provide health coverage to such employees, and Seller shall commence providing retiree health insurance coverage upon the termination of employment of such employees with Buyer and its affiliates. With respect to Transferred Non-Collectively Bargained Employees who, on the Closing Date, are not eligible to retire and receive retiree medical benefits but would, if they remained employed until the second anniversary of the Closing Date, become so eligible, the Buyer and Seller shall cooperate in determining the amount of a special payment, which shall be paid to each such employee within 90 days following the Closing Date by Seller with one-half of such payment being the responsibility of each of Buyer and Seller. Buyer shall, within 15 days of receipt of notice from Seller, reimburse Seller for such special payments made to such employees. With respect to any Transferred Non-Collectively Bargained Employee not mentioned above in this Section (K), such employees shall not, subject to the terms of the Seller's welfare benefit plans providing retiree medical benefits, have any entitlement to receive any retiree medical benefits and neither Seller nor Buyer shall have any obligation to provide any such benefits.

        (v) If Buyer terminates any Transferred Non-Collectively Bargained Employee, other than for cause (as used in Buyer's policies, practices or procedures), disability, death or sale of Owned Property where comparable employment is obtained, within one year following the Closing Date, or if any Offered Non-Collectively Bargained Employee declines an offer of employment which would require him or her to relocate to a job site more than 50 miles from such employee's job site immediately prior to the Closing Date, Buyer shall pay to such employee severance benefits in an amount equal to one week of base pay for each year of service with Buyer, Seller, Kraft Foods, Inc. and any of their respective affiliates, and, if the employee releases all claims against Buyer, Seller and their affiliates, an additional 12 weeks of base pay.

        9.  Further Assurances. From time to time, as and when requested by any
            ------------------
party hereto, the other party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the limitations set forth in Section 8(a) and Section 8(b)), as such other party may reasonably
             ------------     -------------
deem necessary or desirable to consummate the transactions contemplated by this Agreement.

        10. Indemnification.
            ---------------

        (a) Indemnification by Seller. Subject to paragraphs (c)-(f) of this
            -------------------------
Section 10, Seller shall indemnify Buyer and its officers, directors, employees
----------
and affiliates (the "Buyer Indemnified Parties") in respect of, and hold each of
                     -------------------------
them harmless from and against, any loss, liability, damage, judgment, cost or expense, on an after-tax basis ("Losses") suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from or caused by (i) any breach of representation or warranty, except for those representations and warranties contained in Section 4(d) hereof, (ii) nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement, (iii) an Excluded Liability (other than Excluded Liabilities that are Environmental Liabilities relating to the disposal or arranging for disposal of Hazardous Substances by prior owners or operators of the Owned Property and Leased Property at off-site locations) or (iv) any violation by Seller of or failure by Seller to comply with the bulk transfer laws of any state or the fraudulent conveyance or preferential transfer laws of the United States or any state.

          (b)  Indemnification by Buyer. Subject to paragraphs (c)-(f) of this
               ------------------------
Section 10, Buyer shall indemnify Seller and its officers, directors, employees
----------
and affiliates (the "Seller Indemnified Parties") in respect of, and hold each
                     --------------------------
of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from or caused by (i) any breach of representation or warranty, (ii) nonfulfillment of or failure to perform any covenant or agreement on the part of Buyer contained in this Agreement, or (iii) an Assumed Liability.

          (c)  Limitations on Indemnity. Notwithstanding anything to the
               ------------------------
contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim in respect of a Loss arising under clause (a)(i) or
(b)(i) of this Section 10:
               ----------

          (i) (A) unless, until and then only to the extent that the Indemnified Parties have suffered, incurred, sustained or become subject to Losses referred to in such paragraph in excess of $2,000,000 in the aggregate; and (B) to the extent that such Loss, individually or in the aggregate with all other Losses referred to in such paragraph, exceeds 20% of the Final Purchase Price; or

          (ii) to the extent that the Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate the Loss, including but not limited to the failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity.

          (d)  Exclusive Remedy. Each party hereto acknowledges and agrees that,
               ----------------
except with respect to Section 5(c), (d), (e), (g) and (j) and Section 7(a),
                       -----------------------------------     -------------
from and after the Closing, its (and the Buyer Indemnified Parties') sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement and the other agreements contemplated hereby shall be pursuant to the indemnification provisions set forth in this Section 10. In
                                                             ----------
furtherance of the foregoing, each party hereto waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action (other than tort claims of, or causes of action arising from, fraudulent misrepresentation) it may have against the other relating to the subject matter of this Agreement and the other agreements contemplated hereby arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise. Buyer further acknowledges and agrees that, (i) other than the representations and warranties of Seller specifically contained in this Agreement, the Schedules and the Transition Services Agreement, there are no representations or warranties of Seller or its representatives or any other Person either express or implied with respect to the Business, the Assets or the Assumed Liabilities and (ii) it shall have no claim or right to indemnification with respect to any information, documents or materials furnished by Seller or its representatives or any other Person or any of their officers, directors, employees, agents or advisors, including the Offering Memorandum and any information, documents or material made available to Buyer in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement.

          (e) Termination of Indemnification. The obligations to indemnify and
              ------------------------------
hold harmless a Person pursuant to Sections 10(a)(i) and 10(b)(i) shall
                                   -----------------     --------
terminate when the applicable representation or warranty terminates pursuant to
Section 14; provided, however, that such
----------  --------  -------
obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified or the related party thereto shall have, prior to the expiration of the applicable period, previously made a claim by delivering a written notice (stating in reasonable detail the nature of, and factual and legal basis for, any such claim for indemnification, and the provisions of this Agreement upon which such claim for indemnification is made) to the indemnifying party. The obligation to indemnify and hold harmless any Person pursuant to the other clauses of Sections 10(a) and 10(b) shall not
                                        --------------     -----
terminate.

          (f) Procedures Relating to Indemnification. (i) In order for a Person
              --------------------------------------
(the "Indemnified Party") to be entitled to any indemnification provided for
      -----------------
under this Agreement in respect of, arising out of or involving a claim or demand made by any Person against the Indemnified Party (a "Third Party Claim"),
                                                            -----------------
such Indemnified Party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim as promptly as reasonably possible after receipt by such Indemnified Party of notice of the Third Party Claim; provided, however, that failure to give such notification on a timely basis
--------  -------
shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the indemnifying party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim; provided,
                                                                     --------
however, that failure to deliver such copies on a timely basis shall not affect
-------
the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.

          (ii) If a Third Party Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, (A) it shall defend such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the indemnifying party to a final conclusion or will be settled at the discretion of the indemnifying party and (B) the indemnifying party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood, however, that the indemnifying party shall control such defense. If the Indemnifying Party chooses to defend any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution of such Third Party Claim. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

          (g) (i) Seller shall indemnify the Buyer Indemnified Parties in respect of and hold each of them harmless from and against Environmental Costs:

               (A) that arise from actual or potential non-compliance with Environmental Law or Environmental Conditions that, in each case, are disclosed in the Environmental Reports on the Disclosure Schedules or in Item 17 of Schedule 4(k) at a rate of 100%; and

               (B) that do not arise from actual or potential non-compliance or Environmental Conditions that, in each case, are disclosed in the Environmental Reports on the Disclosure Schedules or in Item 17 of
          Schedule 4(k), at a rate of (x) 50% for Environmental Costs that in the aggregate are equal to or less than $1,000,000 and (y) 100% for Environmental Costs that exceed $1,000,000;

that, in both (A) or (B), arise pursuant to an Order of a Governmental or Regulatory Authority or Environmental Law after the Closing and before the third anniversary of the Closing Date regardless of when Environmental Costs related to such requirements are incurred by Buyer (so long as, prior to the expiration of such period, Buyer has delivered written notice to Seller describing in reasonable detail the nature of, and factual and legal basis for, any claim for reimbursement) provided that Seller shall have the right to approve in advance all Environmental Costs for remediation, which approval will not be unreasonably withheld or delayed.

          Notwithstanding the foregoing, if on or before the third anniversary of the Closing Date Buyer notifies Seller of an Environmental Condition (a "Specified Environmental Condition") caused by Seller during the period of its ownership of the Owned Property or its lease of the Leased Property, as the case may be, and if Seller declines to provide the indemnification set forth in this Section (g)(i) with respect to such Specified Environmental Condition because an Order does not yet exist relating thereto, then this Section (g)(i) shall continue to apply to such Specified Environmental Condition until the third anniversary of the date Seller declined to provide such indemnification. Buyer agrees that it shall not make any disclosure of filings with any Governmental or Regulatory Authority relating to any Environmental Condition, except as may be required by Law.

          (ii) Seller shall indemnify Buyer Indemnified Parties in respect of and hold each of them harmless from and against all costs relating to the disposal or arrangement for disposal, or alleged disposal or alleged arrangement for disposal by Seller or of Hazardous Substances at any off-site disposal facility or location;

          (iii)  "Environmental Costs" means any and all cleanup costs,
                  -------------------
     remediation, removal, or other response costs (which without limitation shall include costs to cause the Business to come into compliance with Environmental Laws), investigation costs (including without limitation fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies required to be conducted under Environmental Laws), losses, liabilities or obligations, payments, damages (including without limitation any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations or otherwise, including without limitation damages (x) of third parties for property damage, or (y) to natural resources), civil or criminal fines or penalties, judgments, or amounts paid in settlement (net of recovery actually received from third parties including insurance recovery, net of collection costs, and excluding Buyer's internal administrative and personnel costs) reasonably and necessarily incurred as a result of (x) remediation to the extent required under Environmental Law of any Environmental Condition and (y) correction of Seller's noncompliance with Environmental Laws, in each case, existing as of the Closing Date. "Environmental Condition" means the presence or likely presence of Hazardous Substances on a property under conditions that indicate an existing release (as such term is defined in CERCLA), a past release, or a material threat of a release of Hazardous Substances.

          "Environmental Liability" shall mean any liability for an Environmental Condition arising under Environmental Laws or relating to a failure to comply with Environmental Laws, including any liability imposed by Environmental Laws for the investigation and cleanup of the release, disposal, discharge or presence of pollutants, contaminants and hazardous or toxic wastes, substances and materials.

          As used in this Agreement, the term "Hazardous Substances" means any substance: (i) the presence of which requires or may require investigation or remediation of any kind under any Environmental Laws; (ii) which is or becomes defined as "hazardous waste", hazardous material", hazardous substance", "asbestos", "industrial waste", "radioactive material", "radioactive waste", "low-level radioactive waste", "oil", "petroleum", "petroleum products", "polychlorinated biphenyls", "pollutant", or "contaminant" under any Environmental Law, including, without limitation, CERCLA and RCRA; or (iii) that is regulated by, or may not or in the future form the basis of liability under, any Environmental Laws.

          11.  Assignment. Except as set forth below, this Agreement and any
               ----------
rights and obligations hereunder shall not be assignable or transferable by Buyer or Seller (except by operation of law in connection with a merger or sale of stock, or sale of substantially all the assets, of Buyer or Seller) without the prior written consent of the other party and any purported assignment without such consent shall be void and without effect; provided, however, that
                                                       --------  -------
without the consent of Seller, Buyer may assign its rights and obligations hereunder to a wholly-owned subsidiary or as security to its lenders upon written notice of such assignment to Seller (it being understood, however, that no such assignment shall limit or otherwise affect Buyer's obligations hereunder).

          12.  No Third-Party Beneficiaries. This Agreement is for the sole
               ----------------------------
benefit of the parties hereto and their permitted assigns and nothing herein express or implied (including Section 10) shall give or be construed to give to
                              ----------
any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder. Notwithstanding the foregoing, each of Buyer and Seller shall be entitled to make indemnification claims for and on behalf of the indemnified parties described in Section 10(a) and Section 10(b), respectively.
                                 -------------     -------------

          13.  Termination. This Agreement may be terminated, and the
               -----------
transactions contemplated hereby may be abandoned:

          (i) at any time before the Closing, by mutual written agreement of Seller and Buyer;

          (ii) at any time before the Closing, by Seller or Buyer, in the event that any Order or Law becomes effective restraining, enjoining, or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, upon notification of the non-terminating party by the terminating party; or

          (iii) at any time after March 31, 2000 by Seller or Buyer upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a material breach of this Agreement by the terminating party.

          (b) In the event of termination by Seller or Buyer pursuant to this
Section 13, written notice thereof shall forthwith be given to the other party
----------
and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

          (i) Buyer shall return all documents and copies and other materials received from or on behalf of Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

          (ii) all confidential information received by Buyer with respect to the Assets, the Assumed Liabilities and the Business shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms notwithstanding the termination of this Agreement.

          (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 13, this Agreement shall
                                          ----------
become void and of no further force and effect, except for the provisions of (i)
Section 7(a) relating to the obligation of Buyer to keep confidential certain
------------
information and data obtained by it, (ii) Section 8(c) relating to publicity,
                                          ------------
(iii) Section 15 relating to certain expenses and (iv) this Section 13.  Nothing
      ----------                                            ----------
in this Section 13 shall be deemed to release any party from any liability for
        ----------
any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

          14.  Survival of Representations; No Other Representations. (a) The
               -----------------------------------------------------
representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing solely for purposes of Sections 10(a) and 10(b) and shall terminate at the close of business
   --------------     -----
eighteen (18) months following the Closing Date. Notwithstanding the foregoing, with respect to any Owned Property insured by a Policy, the representations and warranties continued in Section 4(d) hereof shall terminate and not survive the Closing Date.

          (b) Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that Seller is making no representation or warranty whatsoever, express or implied, including but not limited to any implied representation or warranty as to condition, merchantability or suitability as to any of the Assets or other properties of the Business, except those representations and warranties contained in Section 4
                                                                       ---------
or the Schedules hereto. It is understood that, except to the extent otherwise expressly provided herein,

Buyer takes the Assets "as is" and "where is". In particular, Seller makes no representation or warranty to Buyer with respect to (i) the information set forth in the Offering Memorandum, dated June 1999, delivered by Goldman, Sachs & Co. to Buyer, (ii) any information, document or material made available to Buyer in certain "data rooms" or copies thereof provided directly to Buyer, or (iii) any financial projection or forecast relating to the Business. With respect to any such projection or forecast delivered by or on behalf of Seller to Buyer, Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it (including the reasonableness of the assumptions underlying such projections or forecasts) and (iv) it shall have no claim against Seller with respect thereto.

          15.  Expenses. Whether or not the transactions contemplated hereby
               --------
are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          16.  Amendment and Waiver. This Agreement may be amended, or any
               --------------------
provision of this Agreement may be waived; provided that any such amendment or
                                           -------- ----
waiver shall be binding upon Seller only if set forth in a writing executed by Seller and referring specifically to the provision alleged to have been amended or waived, and any such amendment or waiver shall be binding upon Buyer only if set forth in a writing executed by Buyer and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or be construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

          17.  Notices. All notices or other communications required or
               -------
permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (i)  if to Seller,

               The Eggo Company
               c/o Kellogg Company
               One Kellogg Square
               P.O. Box 3599
               Battle Creek, Michigan 49106-3599
               Telecopy No.: (616) 961-3276
               Attention:  General Counsel
          with a copy to:

               Milbank, Tweed, Hadley & McCloy
               1 Chase Manhattan Plaza
               New York, New York 10005
               Telecopy No.: (212) 530-5219
               Attention:  Howard S. Kelberg, Esq.

          (ii) if to Buyer,

               Aurora Foods Inc.
               456 Montgomery St.
               Suite 2200
               San Francisco, CA 94104
               Telecopy No. 415-982-3023
               Attention:  James B. Ardrey, Vice Chairman

     with a copy to:

               Richards & O'Neil, LLP
               885 Third Avenue
               New York, NY 10022
               Telecopy No. (212) 750-9022
               Attention:  Craigh Leonard, Esq.

          18.  Interpretation. The headings and captions contained in this
               --------------
Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation."

          19.  No Strict Construction. Notwithstanding the fact that this
               ----------------------
Agreement has been drafted or prepared by one of the parties, Buyer and Seller confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

          20.  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

          21.  Entire Agreement. This Agreement and the other agreements
               ----------------
referred to herein (including the Confidentiality Agreement), together with that certain letter agreement, dated the date hereof, between Buyer and Seller, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

          22.  Schedules. The disclosures in the Schedules hereto are to be
               ---------
taken as relating to the representations and warranties of Seller as a whole. The inclusion of information in the Schedules hereto shall not be construed as an admission that such information is material to the Assets, the Business or Seller. In addition, matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected in such Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

          23.  Severability. Whenever possible, each provision of this Agreement
               ------------
shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

          24.  Bulk Transfer Laws. Buyer hereby waives compliance by Seller with
               ------------------
the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale of the Assets.

          25.  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of law principles thereof.

          26.  Exhibits and Schedules. All Exhibits and Schedules annexed hereto
               ----------------------
or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

          27.  Assignment; Guarantee. Kellogg Company agrees to assign, transfer
               ---------------------
and set over to Buyer its entire right, title and interest in the trademarks set forth in Schedule 1(b)(iv), together with any good will of the Business
         -----------------
connected thereto; and Kellogg Company hereby unconditionally, guarantees the due and punctual performance of all of Seller's obligations under this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                   THE EGGO COMPANY

                                   By: ____________________________
                                       Name:_______________________
                                       Title:______________________

                                   AURORA FOODS INC.

                                   By: ____________________________
                                       Name:_______________________
                                       Title:______________________

With respect to Section 27 only:

KELLOGG COMPANY

By: ____________________________
    Name:_______________________
    Title:______________________